Exhibit 99.2
UGI UTILITIES, INC.
SAVINGS PLAN

i

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(continued)

v

ARTICLE I
STATEMENT OF PURPOSE
Sec. 1.01 Background and Purpose. UGI Corporation (the “Company”) established, effective January 1, 1985, the UGI Corporation 401(k) Savings Plan (the “Plan”). Effective July 1, 1990, in connection with the inclusion of the UGI Common Stock Fund as an additional investment option for Participants and the transfer of funds from the UGI Corporation Employee Stock Ownership Plan following the termination of the UGI Corporation Employee Stock Ownership Plan, the Plan was renamed the “UGI Corporation Savings Plan.”
In conjunction with, and upon completion of, a restructuring of the Company, the Company was renamed UGI Utilities, Inc. and became a subsidiary of New UGI Corporation, which had been renamed, as of the effective time of the restructuring, UGI Corporation (“New UGI”). To reflect the change in the Company’s name, the Plan was renamed the UGI Utilities, Inc. Savings Plan, effective April 1, 1992. In addition, in connection with the restructuring of the Company, all Common Stock of UGI Corporation held hereunder was, as of the effective time of the restructuring, exchanged for or converted into shares of Common Stock of New UGI.
The Plan was subsequently amended to comply with applicable law and regulations issued by the Internal Revenue Service and reflect changes in administrative practices.
The Plan is now amended and restated in its entirety, (a) effective October 1, 1996, to reflect changes in (1) the dates on which Participant contribution elections and investment direction elections may be made and (2) the default investment fund, (b) effective October 1, 1997, (1) to permit (A) rollovers, (B) rollovers to be used as a source of loans and hardship withdrawals, (C) deferrals of up to 15% of Compensation on a before-tax basis or a combined before-tax and after-tax basis, (D) immediate eligibility upon hire, (E) distributions as soon as administratively practicable after a distribution request is submitted by an eligible Participant and (F) vesting service to be calculated using the elapsed time method and (2) except as otherwise may be provided herein or required by law, to comply with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000 and the Economic Growth and Tax Relief Reconciliation Act of 2001, and (c) effective October 1, 1998, to reflect the adoption of a short Plan Year from October 1, 1998 through December 31, 1998 and the calculation of the Plan Year on a calendar year basis beginning January 1, 1999. Except as otherwise provided herein or required by law, the Plan, as amended and restated, shall apply only to an Employee who terminates from employment on or after October 1, 1996. The rights and benefits, if any, of other Employees shall be determined in accordance with the provisions of the Plan as it existed on the date of his termination of employment.
Sec. 1.02 Qualification Under the Internal Revenue Code. It is intended that the Plan continue to be a qualified profit-sharing plan within the meaning of section 401(a) of the Code, that the requirements of section 401(k) or 414(v) of the Code be satisfied as to that portion of the Plan represented by contributions made pursuant to participant salary deferral elections, and that the trust or other funding vehicle associated with the Plan be exempt from federal income taxation pursuant to the provisions of section 501(a) of the Code. Subject to the provisions of Article IV of the Plan (identifying certain circumstances authorized by statute or regulation the occurrence of which may result in refunds to the Employer of amounts contributed under the Plan), the assets of the Plan shall be applied exclusively for the purposes of providing benefits to participants and beneficiaries under the Plan and for defraying expenses incurred in the administration of the Plan and its corresponding trust or other funding vehicle.
Sec. 1.03 Documents. The Plan consists of the Plan document as set forth herein, and any amendment thereto. Certain provisions relating to the Plan and its operation are contained in the corresponding Trust Agreement (or documents establishing any other funding vehicle for the Plan), and any amendments, supplements, appendices and riders to any of the foregoing. The benefits of participants who separated from service with the Company and all other Employers prior to October 1, 1996 shall, unless otherwise specified herein, be determined under the terms of the Plan as in effect at the time of such separation from service. Descriptive material relating to the Plan shall not be considered a part of the Plan, and in the event of any conflict between such descriptive material and the Plan, the text of the Plan shall govern.

ARTICLE II
DEFINITIONS
Sec. 2.01 “Account” shall mean the entire interest of a Participant in the Plan. A Participant’s Account shall consist of one or more separate accounts reflecting the various types of contributions permitted under the Plan, as hereinafter provided.
Sec. 2.02 “Actual Deferral Percentage” shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of Salary Deferrals allocated on behalf of the Employee as of a date within the Plan Year (excluding any Salary Deferrals (i) taken into account in determining the Average Contribution Percentage described in Section 2.09, (ii) distributed to an Active Participant who is not a Highly Compensated Employee pursuant to a claim or deemed claim for distribution under Section 7.05, (iii) returned to the Participant pursuant to Section 6.05, (iv) which do not relate to Compensation that either (a) would have been received by the Employee in the Plan Year, but for the Employee’s Salary Deferral election pursuant to Section 7.01, or (b) is attributable to services performed by the Employee in the Plan Year and, but for the Employee’s Salary Deferral election pursuant to Section 7.01, would have been received by the Employee within two and one-half months after the close of the Plan Year or (v) contributed pursuant to Section 7.01(c)) to the Employee’s Statutory Compensation for the Plan Year; provided, however, that the Retirement Committee may elect, in a nondiscriminatory manner, to consider only that Statutory Compensation paid to the Employee while he was a Participant in the Plan. For purposes of this Section 2.02, Salary Deferrals shall be considered allocated on behalf of an Employee as of a date within a Plan Year if the allocation is not contingent upon the Employee’s participation in the Plan or performance of services on any date subsequent to such date, and the Salary Deferral is actually paid to the Trust no later than the close of the following Plan Year. The Actual Deferral Percentage with respect to any Highly Compensated Employee shall be determined by treating all plans of the Employer or an Affiliated Company in which the Highly Compensated Employee is eligible to participate (excluding plans that are not permitted to be aggregated under Treasury Regulation section 1.401(k)-1(b)(3)(ii)(B)) as a single plan.
Sec. 2.03 “Adoption Agreement” means the document by which an Affiliated Company or any other entity, with the consent of the Board of Directors, adopts the Plan, joins in the Trust Agreement under the Plan, consents to the administration of the Plan, and becomes an “Employer” hereunder. Appendix A contains a list of the Affiliated Companies that have become participating Employers.
Sec. 2.04 “Affiliated Company” shall mean any entity which (i) with the Company, constitutes (a) a “controlled group of corporations” within the meaning of section 414(b) of the Code, (b) a “group of trades or businesses under common control” within the meaning of section 414(c) of the Code, or (c) an “affiliated service group” within the meaning of section 414(m) of the Code, (ii) is required to be aggregated with the Company under section 414(o) of the Code and the regulations thereunder or (iii) is determined by the Company to be treated as such for any or all purposes hereunder. An entity shall be considered an “Affiliated Company” only with respect to such period as the relationship described in the preceding sentence exists. When the term “Affiliated Company” is used in Section 6.05, sections 414(b) and (c) of the Code shall be deemed modified by application of the provisions of section 415(h) of the Code, which substitutes the phrase “more than 50 percent” for the phrase “at least 80 percent” in section 1563(a)(1) of the Code, which is then incorporated by reference in section 414(b).
Sec. 2.05 “Aggregation Group” shall mean the group of qualified plans sponsored by the Employer or by an Affiliated Company formed by including in such group (i) all such plans in which a Key Employee participates in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, including any terminated plan that was maintained within the five year period ending on the Determination Date, (ii) all such plans which enable any plan described in clause (i) to meet the requirements of either section 401(a)(4) of the Code or section 410 of the Code, and (iii) such other qualified plans sponsored by the Employer or an Affiliated Company as the Employer elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of sections 401(a)(4) and 410 of the Code.
Sec. 2.06 “Alternate Payee” shall mean the person entitled to receive payments of benefits under the Plan pursuant to a Quadro.
Sec. 2.07 “Annual Addition” shall mean, for any Limitation Year, the sum of (1) Employer contributions (including Matching Contributions and Salary Deferral amounts other than Salary Deferrals contributed pursuant to Section 7.01(c) or distributed pursuant to Section 6.05) allocated to the Participant’s Account; (2) Participant Contributions (including Voluntary Participant Contributions) allocated to the Participant’s Account; (3) forfeitures reallocable to the Participant’s Account; and (4) amounts described in section 415(l)(1) (relating to contributions allocated to individual medical accounts which are part of a pension or annuity plan) and 419A(d)(2) (relating to post-retirement medical or life insurance benefit accounts for Key Employees) of the Code. For the purposes of this Section 2.07, contributions to any qualified defined contribution plan sponsored by the Employer or by an Affiliated Company, and any forfeitures reallocated under any such plan, shall be considered to be contributions or reallocable forfeitures, as the case may be, under the Plan. Anything contained in this Section to the contrary notwithstanding, a Participant’s contributions pursuant to Section 5.06 (restoration contributions) or like contributions to any plan aggregated with the Plan under the preceding sentence, or any contribution received by this Plan or any such other plan that represents a direct transfer of a Participant’s benefit from another plan or a rollover of a distribution received from another plan shall not be considered a Participant contribution for the purposes of this Section.
Sec. 2.08 “Average Actual Deferral Percentage” shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of Employees in a specified group.
Sec. 2.09 “Average Contribution Percentage” shall mean the average (expressed as a percentage) of the Contribution Percentages of Employees in a specified group.
Sec. 2.10 “Beneficiary” shall mean the person or entity designated or otherwise determined to be such in accordance with Section 10.08.

Sec. 2.11 “Benefit Commencement Date” shall mean the date on which there is distributed to the Participant (or to the Beneficiary of a deceased Participant) the entire amount standing to his credit under the Plan, or, if distribution is to be made in more than one payment, the date on which the first such benefit payment is made to the Participant (or to the Beneficiary of a deceased Participant).
Sec. 2.12 “Board of Directors” shall mean the board of directors of the Company.
Sec. 2.13 “Break in Service” shall mean failure by a Participant or Employee to complete more than five hundred (500) Hours of Service during any twelve (12) consecutive month period commencing on the Employee’s most recent Employment Commencement Date or any anniversary thereof. However, no Break in Service shall be deemed to have occurred until there occurs a termination of the employer-employee relationship between the Employer and the Employee or Participant involved. An Employee shall be deemed to incur a one (1) year Break in Service on the last day of the first such twelve (12) month period. A Break in Service shall not be deemed to have occurred during any period of Excused Absence if the Employee returns to the service of the Employer within the time permitted pursuant to the provisions of the Plan setting forth circumstances of Excused Absence. Service with an Affiliated Company shall be considered service with the Employer for the purposes of this Section 2.13. Solely for the purposes of determining whether or not a Break in Service has occurred, there shall be credited to each Employee absent from service on a “parenthood leave” the lesser of (i) the number of Hours of Service that would normally have been credited to the Participant but for such absence if determinable, and if not determinable, then the number of Hours of Service determined by multiplying the number of days of such absence by eight (8), or (ii) five hundred one (501) Hours of Service, with all of the Hours of Service so credited being deemed to have been credited to the computation period in which such absence begins if necessary to avoid a Break in Service in such computation period or, if not necessary to avoid such a Break in Service, then to the computation period next following the computation period in which such absence began. The term “parenthood leave” shall mean any absence from work for reasons of (i) pregnancy of the Employee, (ii) the birth of a child of the Employee or the placement of a child with the Employee for the purposes of adoption, or (iii) the care of a child for a period beginning immediately following such birth or placement.
Sec. 2.14 “Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute of similar purpose.
Sec. 2.15 “Common Stock” shall mean common stock of the Employer or any successor thereto.
Sec. 2.16 “Company” shall mean UGI Corporation, a Pennsylvania corporation, and any successor thereto that adopts the Plan. From and after the effective time of the restructuring of UGI Corporation as described in Section 1.01, Company shall mean UGI Utilities, Inc. and any successor thereto that adopts the Plan.
Sec. 2.17 “Compensation” shall mean for any Plan Year:

(a) except as otherwise provided below in this definition, the total remuneration paid by the Employer to or on behalf of the Participant during the Plan Year, exclusive of compensation paid or accrued with respect to service performed prior to the date on which the Employee became a Participant. Compensation shall include basic salary or wages, overtime payments, annual incentive bonuses, commissions and all other direct current money compensation (other than long-term incentive plan payments and severance pay), but excluding Employer contributions to this or any other plan of deferred compensation, Employer contributions to Social Security, severance pay of any kind, the value of any non-cash fringe benefits provided by the Employer, amounts paid in reimbursement of, or in lieu of, expenses incurred by the Participant in the performance of his duties, and the value of non-money awards or gifts made by the Employer; provided, however, that Compensation shall be determined prior to giving effect to any Salary Deferral election made pursuant to the terms of this Plan or to any salary reduction election made pursuant to the Company’s Flexible Benefits Plan, which amounts shall include, effective October 1, 1998, any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage, so long as the Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the Employer’s health plan);
(b) for purposes of Sections 5.01(b) and 7.01(b), “Compensation” shall mean the Compensation, as defined in subsection (a), that the Participant would have received during a period of Qualified Military Service (or, if the amount of such Compensation is not reasonably certain, the Participant’s average earnings from an Employer or an Affiliated Company for the twelve-month period immediately preceding the Participant’s period of Qualified Military Service); provided, however, that the Participant returns to work within the period during which his right to reemployment is protected by law;
(c) only the first $150,000 (or, effective January 1, 2002, $200,000), as adjusted in accordance with section 401(a)(17)(B) of the Code and the regulations thereunder, of the aggregate amount described in subsections (a) and (b) of this definition shall be counted. In determining Compensation for purposes of this limitation, the family aggregation rules of section 401(a)(17) of the Code, as in effect on August 19, 1996, shall apply only for Plan Years beginning before October 1, 1997.
Sec. 2.18 “Contribution Percentage” shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of the sum of Voluntary Participant Contributions (including Salary Deferrals recharacterized as Voluntary Participant Contributions pursuant to Section 7.07) and Matching Contributions to the extent such Matching Contributions constitute a matching contribution within the meaning of section 401(m)(4)(A) of the Code, on behalf of the Employee for the Plan Year to the Employee’s Statutory Compensation for the Plan Year; provided, however, that the Retirement Committee may elect, in a nondiscriminatory manner, to consider only that Statutory Compensation paid to the Employee while he was a Participant in the Plan. The Contribution Percentage with respect to any Highly Compensated Employee shall be determined by treating all plans of the Employer or an Affiliated Company in which the Highly Compensated Employee is eligible to participate (excluding plans that are not permitted to be aggregated under Treasury Regulation section 1.401(m)-1(b)(3)(ii)) as a single plan. For purposes of determining the Contribution Percentage, the Employer or the Retirement Committee may take into account, in accordance with Treasury Regulations, Salary Deferrals made pursuant to Article VII (excluding Salary Deferrals contributed pursuant to Section 7.01(c)).
Sec. 2.19 “Determination Date” shall mean the last day of the preceding Plan Year.
Sec. 2.20 “Early Retirement Date” shall mean the first day of the month coinciding with or next following a Participant’s retirement from employment with the Employer or an Affiliated Company on or after his attainment of age 55 and the completion of 10 Years of Service, but prior to Normal Retirement Age.
Sec. 2.21 “Effective Date” of this amended and restated Plan shall mean October 1, 1996. The original “Effective Date” for the Plan shall mean January 1, 1985.
Sec. 2.22 “Employee” shall mean each person in the employ of an Employer, other than (i) any person in a category of employees excluded from coverage under the Plan by the terms of any Adoption Agreement, (ii) any person whose terms and conditions of employment are determined through collective bargaining with a third party if the issue of retirement benefits has been a bona fide subject of collective bargaining, unless the collective bargaining agreement provides for the eligibility of such person to participate in this Plan, (iii) any person who, as to the United States, is a non-resident alien with no U.S. source income from the Employer, and (iv) any person who is an employee of the Employer solely by reason of being a leased employee within the meaning of section 414(n) or 414(o) of the Code and the regulations thereunder, and (v) any person whom the Employer determines, in its sole discretion based on the criteria set forth in Treasury Regulation §31.3401(c)-1, is not a common law employee.
Sec. 2.23 “Employer” shall mean the Company and any Affiliated Company or other entity which, with the consent of the Board of Directors, adopts this Plan and joins in the corresponding Trust Agreement.
Sec. 2.24 “Employment Commencement Date” shall mean, with respect to any individual, the first date on which that individual performs an Hour of Service in the employ of an Employer, or an Affiliated Company, whether or not such service was performed as an Employee.
Sec. 2.25 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
Sec. 2.26 “Excused Absence” means any of the following:
(a) absence on leave granted by an Employer for any cause for the period stated in such leave or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing; provided that the Employer gives similar treatment to all Employees in similar circumstances;

(b) absence in any circumstance so long as the Employee continues to receive his regular compensation from the Employer, but in no event after the employment relationship between the Employer and Employee is severed;
(c) absence in the armed forces of the United States or government service; or
(d) absence by reason of illness or disability until such time as the employment relationship between Employer and the Employee is severed.
An “Excused Absence” shall cease to be an “Excused Absence” and shall be deemed a Break in Service as of the later of (1) or (2), where
(1) is the first day of such absence if the Employee fails to return to the service of the Employer (A) within five (5) days of the expiration of any leave of absence referred to in subsection (a) above; (B) at such time as the payment of regular compensation referred to in subsection (b) above is discontinued; (C) within six (6) months after his discharge or release from active duty, or, if the Employee does not return to the service of the Employer within the said six (6) month period by reason of a disability incurred while in the armed forces, if he returns to service with the Employer upon the termination of such disability as evidenced by release from confinement in a military or veterans health care facility; or (D) upon recovery from illness or disability referred to in subsection (a); and
(2) is the first day of the first twelve (12) consecutive month period commencing on the Employee’s most recent Employment Commencement Date or any anniversary thereof in which the Employee fails to complete more than five hundred (500) Hours of Service.
The Employer shall be the sole judge of whether or not recovery from illness or disability has occurred for purposes of (1) above.
Sec. 2.27 “Five-percent Owner” shall mean, as to any entity, any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than five percent (5%) of the outstanding series of stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all of the stock of such entity. Where an entity is not a corporation, a person shall be considered a “Five-percent Owner” if he owns more than five-percent (5%) of either the capital or the profits interest in the entity.
Sec. 2.28 “Highly Compensated Employee” shall be defined in a manner consistent with section 414(q) of the Code and the regulations promulgated thereunder and shall mean as follows:
(a) For Plan Years beginning before October 1, 1997,
(1) the term “Highly Compensated Employee” generally means any employee who, during the Plan Year or the preceding Plan Year:

(A) was at any time a Five-percent Owner of an Employer or an Affiliated Company;
(B) received Statutory Compensation from the Employer or an Affiliated Company in excess of seventy-five thousand dollars ($75,000), or such other amount as may be applicable under section 414(q) of the Code and the regulations thereunder;
(C) received Statutory Compensation from the Employer or an Affiliated Company in excess of fifty thousand dollars ($50,000), or such other amount as may be applicable under section 414(q) of the Code and the regulations thereunder, and was in the top-paid group of employees; or
(D) was at any time an officer and received Statutory Compensation greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code.
(2) In the case of the Plan Year for which the relevant determination is being made, an employee not described in paragraph (B), (C), or (D) above for the preceding twelve (12) month period or the preceding Plan Year, as applicable, (without regard to this subsection) shall not be treated as described in paragraph (B), (C), or (D) above unless such employee is a member of the group consisting of the 100 employees paid the greatest Statutory Compensation during the Plan Year for which such determination is being made.
(3) An employee is in the top-paid group of employees for any applicable period if such employee is in the group consisting of the top twenty percent (20%) of the employees when ranked on the basis of Statutory Compensation paid during such period. For purposes of determining the number of employees in the top-paid group, the following employees shall be excluded:
(A) employees who have not completed six months of service;
(B) employees who normally work less than seventeen and one-half (17 1/2) hours per week;
(C) employees who normally work during not more than six (6) months in any year;
(D) employees who have not attained age twenty one (21);
(E) except to the extent provided in regulations, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the employer; and
(F) employees who are nonresident aliens and who receive no earned income (within the meaning of section 911(d)(2) of the Code) from the employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).
(4) For purposes of paragraph D of subsection (a)(1), no more than fifty (50) employees (or, if lesser, the greater of three (3) employees or ten (10) percent of the employees) shall be treated as officers, and if for any applicable period no officer is described in such paragraph, the highest paid officer for such period shall be treated as described in such paragraph.
(5) If any individual is a member of the family of a Five-percent Owner or of a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees paid the greatest Statutory Compensation during the applicable period, such individual shall not be considered a separate employee, and any Statutory Compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the Five-percent Owner or Highly Compensated Employee. The term “family” shall mean, with respect to any employee, such employee’s spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.
(6) A former employee shall be treated as a Highly Compensated Employee, if such employee was a Highly Compensated Employee when such employee separated from service or at any time after attaining age fifty-five (55).
(b) for Plan Years beginning on or after October 1, 1997,
(1) the term “Highly Compensated Employee” shall mean any employee who performed services for an Employer or an Affiliated Company during the Plan Year for which a determination is being made and who:
(A) was at any time in the Plan Year or the immediately preceding Plan Year (except that the period beginning on January 1, 1998 and ending on December 31, 1998 shall be used instead of the short Plan Year beginning on October 1, 1998 and ending on December 31, 1998) a Five-percent Owner;
(B) for the immediately preceding Plan Year (except that the period beginning on January 1, 1998 and ending on December 31, 1998 shall be used instead of the short Plan Year beginning on October 1, 1998 and ending on December 31, 1998), received Statutory Compensation from the Employer or an Affiliated Company in excess of $80,000, as adjusted by the Secretary of the Treasury in accordance with section 414(q) of the Code.
(2) A former employee shall be treated as a Highly Compensated Employee, if such employee was a Highly Compensated Employee when such Employee separated from service or such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

Sec. 2.29 “Hour of Service” shall be defined in a manner consistent with regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2530.200b-2, and shall mean (a) each hour for which an employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Company, (b) each hour for which an employee is paid or entitled to payment by the Employer or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence, (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Company, and (d) each hour for which an employee is absent for military service under leave granted by the Employer or Affiliated Company or required by law, provided the employee returns to service with the Employer or Affiliated Company within such period as his right to reemployment is protected by law. Hours of Service shall be credited to the twelve (12) month period commencing on the employee’s Employment Commencement Date or any anniversary thereof in which earned, regardless of when determined or awarded. Notwithstanding the foregoing, except as provided in the following sentence, (i) not more than five hundred one (501) Hours of Service shall be credited to an employee on account of any single continuous period during which the employee performs no duties for the Employer or an Affiliated Company under (b) and (c) above; (ii) no credit shall be granted for any period with respect to which an employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable worker’s compensation or disability insurance laws; and (iii) no credit shall be granted for a payment which solely reimburses an employee for medical or medically related expenses incurred by the employee. Each week of absence for military service in the armed forces of the United States from which service the employee returns to the Employer or an Affiliated Company within the period during which he has legally protected reemployment rights shall count as a number of Hours of Service equal to the number of Hours of Service that would have been credited to the employee with respect to the employee’s customary week of employment during the month immediately preceding the date on which absence for military service commenced. Service rendered at overtime or other premium rates shall be credited at the rate of one (1) Hour of Service for each hour for which pay is earned, regardless of the rate of compensation in effect with respect to such hour.
For the purposes of this Section, the term “employee” means any person with whom the Employer or an Affiliated Company maintains an employer-employee relationship under general principles of law, or under the provisions of section 414(n) of the Code if section 414(n)(5) does not apply to negate the applicability of section 414(n).
If an employee’s payroll records are normally kept on other than an hourly basis, as described below, the following equivalencies may be utilized in determining the number of Hours of Service to which the employee is entitled to be credited.

Basis Upon Which the	Credit Granted If Participant
Participant’s Payroll	Earns At Least One (1) Hour
Records Are Maintained	Of Service During Period

Shift	Actual hours for full shift
Day	10 Hours of Service
Week	45 Hours of Service
Semi-month	95 Hours of Service
Month	190 Hours of Service
Sec. 2.30 “Investment Fund” shall mean any of the funds established pursuant to Section 8.01 for the investment of the assets of the Trust Fund.
Sec. 2.31 “Investment Manager” shall mean any fiduciary (other than the Trustee or Named Fiduciary) who has the power to manage, acquire, or dispose of any asset of the Plan and who has qualified as an “investment manager” within the meaning of section 3(38) of ERISA.
Sec. 2.32 “Key Employee” shall mean a person employed or formerly employed by the Employer or an Affiliated Company who, during the Plan Year or during any of the preceding four (4) Plan Years (or, effective January 1, 2002, during the Plan Year) was any of the following:
(a) An officer of the Employer or of an Affiliated Company having an annual compensation of more than (i) fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the Plan Year or (ii) effective January 1, 2002, $130,000 or such other amount as may be in effect under section 416(i)(1)(A)(i) of the Code. An individual shall be considered an officer only if he (A) is in the regular and continuous employ of the Employer or Affiliated Company, (B) has been designated as an officer pursuant to election or appointment by the board of directors or other person or governing body having authority to elect or appoint officers of the Employer or Affiliated Company, and (C) is an administrative executive. The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of section 416(i) of the Code and the regulations published thereunder.
(b) For periods prior to January 1, 2002, one (1) of the ten (10) employees of the Employer or of an Affiliated Company who owns (or is considered as owning under the attribution rules set forth at section 318 of the Code and the regulations thereunder) the largest interest in the Employer or such Affiliated Company, provided that no person shall be considered a Key Employee under this paragraph (b) if his annual Statutory Compensation is not greater than the limitation in effect for such Plan Year under section 415(c)(1)(A) of the Code, nor shall any person be considered a Key Employee under this paragraph (b) if his ownership interest in the Plan Year being tested and the preceding four Plan Years was at all times less than one-half of one percent (1/2%) in value of any of the entities forming the Employer and the Affiliated Companies. Also for the purposes of this paragraph (b), if two or more employees have the same interest in the Employer or an Affiliated Company, the employee having the greatest annual Statutory Compensation shall be deemed to have the greatest such interest, with the interests of the other such similar interest holders being deemed to be descending in size in accordance with the descending order of their respective compensations.

(c) A Five-percent Owner of the Employer.
(d) A person who is both an Employee whose annual Statutory Compensation from the Employer and all Affiliated Companies exceeds one hundred fifty thousand dollars ($150,000) and who is a One-percent Owner.
The beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.
Sec. 2.33 “Key Employee Ratio” shall mean the ratio for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by comparing the amount described in subsection (a) hereof with the amount described in subsection (b) hereof, after deduction from both such amounts of the amount described in subsection (c) hereof.
(a) The amount described in this subsection (a) is the sum of (1) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (2) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (3) either (A) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five (5) Plan Years ending on the Determination Date or (B) effective January 1, 2002, the sum of the amount of any in-service distributions during the period of five (5) Plan Years ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of any Participant from all plans in the Aggregate Group.
(b) The amount described in this subsection (b) is the sum of (1) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (2) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (3) either (A) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five (5) Plan Years ending on the Determination Date or (B) effective January 1, 2002, the sum of the amount of any in-service distributions during the period of five (5) Plan Years ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of any Participant from all plans in the Aggregation Group.
(c) The amount described in this subsection (c) is the sum of (1) all rollover contributions (or similar transfers) to the Plan initiated by an Employee and made after December 31, 1983, (2) any amount that would have been included under subsection (a) or subsection (b) hereof with respect to any individual who has not rendered service to any Employer at any time during the five year period (or, effective January 1, 2002, the one-year period) ending on the Determination Date, and (3) any amount that is included in subsection (b)

hereof for, on behalf of, or on account of, a person who is a Non-key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.
Sec. 2.34 “Limitation Year” shall mean the Plan Year unless a different “Limitation Year” is designated by the Board of Directors by resolution.
Sec. 2.35 “Matching Contribution Account” shall mean so much of a Participant’s Account as consists of amounts attributable to Employer Matching Contributions allocated to such Participant’s Account, including all earnings and accretions attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.
Sec. 2.36 “Matching Contribution” shall mean an Employer contribution made pursuant to Section 4.01(b).
Sec. 2.37 “Named Appeals Fiduciary” shall mean the person or persons designated as such pursuant to Section 15.03.
Sec. 2.38 “Named Fiduciary” shall mean the Company, the Trustee, the Retirement Committee (if other than the Company) and the Named Appeals Fiduciary. Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him under the Plan or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity.
Sec. 2.39 “Net Profits” shall mean the current or accumulated earnings or profits of the Employer as determined by the Employer’s accountants upon the basis of the Employer’s books of account, in accordance with generally accepted accounting principles, but without any deduction being taken for any of the following: (a) depreciation, (b) extraordinary losses, (c) casualty losses in excess of recovery, (d) contributions to this or any other qualified retirement plan, (including Salary Deferral amounts), or (e) federal, state, county, or municipal income taxes or taxes on income imposed by any other political subdivision.
Sec. 2.40 “Nonhighly Compensated Employee’’ shall mean an employee who is not a Highly Compensated Employee.
Sec. 2.41 “Non-Key Employee” shall mean any person who is employed by the Employer in any Plan Year, but who is not a Key Employee as to that Plan Year.
Sec. 2.42 “Normal Retirement Age” shall mean a Participant’s sixty-fifth (65th) birthday or, if later, the fifth anniversary of the Participant’s Employment Commencement Date.
Sec. 2.43 “Normal Retirement Date” shall mean the first day of the month coinciding with or next following a Participant’s attainment of Normal Retirement Age.
Sec. 2.44 “One-percent Owner” shall mean, as to any entity any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all of the stock of such entity. Where an entity is not a corporation, a person shall be considered a “One-percent Owner” if he owns more than one percent (1%) of either the capital or the profits interest in the Employer.
Sec. 2.45 “Participant” shall mean any person who has been or who is an Employee and who has been admitted to participation in the Plan pursuant to the provisions of Article III. The term “Participant” shall include Active Participants (those Participants who are currently eligible to share in Employer contributions to the Plan), Inactive Participants (those employees of the Employer or an Affiliated Company who previously were Active Participants but currently are not because they are no longer employed in an “Employee” status), Retired Participants (those former Employees presently receiving benefits under the Plan), and Vested Participants (those former Active or Inactive Participants or Employees, other than Retired Participants, who have a vested interest under the Plan).
Sec. 2.46 “Pension Committee” shall mean the Pension Committee of the Board of Directors.
Sec. 2.47 “Period of Severance” shall mean a 12-consecutive month period beginning on the Employee’s Severance Date or any anniversary thereof and ending on the next succeeding anniversary of such Severance Date during which the Employee is not credited with at least one Hour of Service.
In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Period of Severance. For the purposes of this Section, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. In order for an absence to be considered as on account of maternity or paternity reasons under this Section, an Employee shall provide the Retirement Committee information establishing (1) that the absence from work is for reasons set forth in the preceding sentence and (2) the number of days for which there was such an absence. Nothing in this Section shall be construed as expanding or amending any maternity or paternity leave policy of the Employer.
Sec. 2.48 “Plan” shall mean the UGI Corporation Savings Plan as set forth herein, and as the same may from time to time hereafter be amended. From and after the effective time of the restructuring of UGI Corporation as described in Section 1.01, Plan shall mean UGI Utilities, Inc. Savings Plan as set forth herein, and as the same may from time to time hereafter be amended.
Sec. 2.49 “Plan Year” shall mean (a) for periods prior to January 1, 1994 the calendar year, (b) for periods after December 31, 1993 and prior to October 1, 1998, the period that begins on January 1, 1994 and ends on September 30, 1994 or any twelve (12) consecutive month period that begins on October 1, 1994 or any anniversary thereof and ends on the following September 30, and (c) for periods after September 30, 1998, the period that begins on October 1, 1998 and ends on December 31, 1998 or any twelve (12) consecutive month period that begins on January 1, 1999 or any anniversary thereof and ends on the following December 31.
Sec. 2.50 “Predecessor Account” shall mean so much of a Participant’s Account as is attributable to any amounts transferred to the Trust Fund from the trust of a Predecessor Plan including earnings and accretions attributable thereto and reduced by all losses attributable thereto and expenses chargeable thereagainst and by all withdrawals and distributions therefrom.
Sec. 2.51 “Predecessor Plan” shall mean any plan which is merged or consolidated with the Plan.
Sec. 2.52 “Quadro” shall mean a “qualified domestic relations order” within the meaning of section 206(d)(3)(B) of ERISA.
Sec. 2.53 “Qualified Military Service” shall mean any service in the uniformed service (as defined in chapter 43 of title 38, United States Code) where the Participant’s right to reemployment is protected by law.
Sec. 2.54 “Retirement Committee” shall mean the person or committee named as such pursuant to the provisions of Article XIII or, in the absence of any such appointment, the Company.
Sec. 2.55 “Rollover Account” shall mean so much of a Participant’s Account as consists of amounts contributed to the Plan by an Employee pursuant to Sections 5.07(a) and (b), including all earnings and gains attributable thereto, and reduced by losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom; provided, however, that a separate subaccount shall be maintained within a Participant’s Rollover Account for the portion of amounts contributed to the Plan pursuant to Section 5.07 consisting of after-tax contributions.
Sec. 2.56 “Salary Deferrals” shall mean the portion of a Participant’s Compensation which is reduced in accordance with Section 7.01 and with respect to which a corresponding contribution is made to the Plan by the Employer pursuant to Section 4.01(a).
Sec. 2.57 “Salary Deferral Account” shall mean so much of a Participant’s Account as consists of amounts contributed to the Plan by the Employer pursuant to the provisions of Section 4.01(a) and allocated to the Account of the Participant pursuant to the provisions of Section 6.01, including all earnings and accretions attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.
Sec. 2.58 “Severance Date” shall mean the earlier of (a) the date an Employee dies or retires, quits or is discharged from the Employer and all Affiliated Companies, or (b) the first anniversary of the date that the Employee is otherwise first absent from work from the Employer and all Affiliated Companies (with or without pay) for any reason; provided, however, that if the Employee’s absence is attributable to Qualified Military Service, the Employee shall not be considered to have had a Severance Date provided the absent Employee returns to active service with the Employer or Affiliated Company.
Sec. 2.59 “Spouse” shall mean (a) the person to whom the Participant was married on his Benefit Commencement Date, or (b) if the Participant’s Benefit Commencement Date had not occurred at the time of his death, the person to whom the Participant was married at the time of his death. When the word “spouse” is used without an initial capital letter in the Plan, it shall mean the person to whom the Participant was married or is married as of the date of reference.
Sec. 2.60 “Statutory Compensation” shall mean, as to any year or other period of reference, (a) for purposes of Sections 6.05 and 7.01(c) and Article XII and the defined terms used therein (other than “Key Employee”) the amount of the Participant’s remuneration that qualifies as compensation within the meaning of section 415(c)(3) of the Code, as amplified by Treasury Regulation section 1.415-2(d), including (1) for Plan Years beginning on or after October 1, 1998, amounts that are excluded from gross income under section 125 (including any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage, so long as the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the Employer’s health plan), 402(e)(3), 402(h) or 403(b) of the Code, and (2) for Plan Years beginning on or after January 1, 2001, amounts that are excluded from gross income under section 132(f)(4) of the Code, (b) for purposes of Sections 4.05 and 7.06 and the defined terms used therein (other than “Highly Compensated Employee”), the Participant’s remuneration that qualifies as compensation within the meaning of section 414(s) of the Code, including the amount of any Salary Deferrals made hereunder, and (c) for purposes of Sections 2.29 and 2.33, the same as in (a) above including, for Plan Years beginning before October 1, 1998, amounts that are excluded from gross income under section 125, 402(e)(3), 402(h) or 403(b) of the Code. Effective December 12, 1994, “Statutory Compensation” shall include the “Statutory Compensation” that the Participant would have received during a period of Qualified Military Service (or, if the amount of such Statutory Compensation is not reasonably certain, the Participant’s average earnings from an Employer or an Affiliated Company for the twelve-month period immediately preceding the Participant’s period of Qualified Military Service); provided, however, that the Participant returns to work within the period during which his right to reemployment is protected by law. Only the first $150,000 (or, effective January 1, 2002, $200,000), as adjusted in accordance with section 401(a)(17)(B) of the Code and the regulations thereunder, of the amount otherwise described in this Section shall be counted, except that this limitation shall not apply for purposes of Section 6.05. In determining Statutory Compensation for purposes of this limitation, the family aggregation rules of section 401(a)(17) of the Code, as in effect on August 19, 1996, shall apply for Plan Years beginning before October 1, 1997.
Sec. 2.61 “Total Disability” shall mean a disability that qualifies the Participant for long term disability benefits under the Employer’s long term disability policy (without regard to any waiting period), even if a Participant did not elect long-term disability coverage.

Sec. 2.62 “Total Disability Date” shall mean (a) the second anniversary of such Participant’s commencement of receipt of Employer long term disability benefits, (b) in the event the Participant had not elected participation under the Employer’s long term disability policy, then the Total Disability Date shall mean the second anniversary of when Employer long term disability benefits would have been begun had the Participant elected coverage under the Employer’s long term disability policy, or (c) in the event the Participant is receiving workers’ compensation, then the Total Disability Date shall mean the second anniversary of when Employer long term disability benefits would have begun had the Participant’s disability been covered under the Employer’s long term disability policy, provided in each case, that the Participant continues to have a Total Disability as of such second anniversary.
Sec. 2.63 “Transfer Account” shall mean so much of a Participant’s Account as consists of amounts transferred to the Plan pursuant to Section 5.07(c), including all earnings and gains attributable thereto, and reduced by all losses attributable thereto and expenses chargeable thereagainst and by all withdrawals and distributions therefrom.
Sec. 2.64 “Trust Fund” shall mean all of the assets of the Plan held by the Trustee under the Trust Agreement.
Sec. 2.65 “Trust Agreement” shall mean the agreement and declaration of trust executed for purposes of providing a vehicle for investment of the assets of the Plan as the same is presently constituted, as it may hereafter be amended, and such additional and successor trust agreements or other instruments as may be executed for purposes of providing a vehicle for investment of the assets of the Plan.
Sec. 2.66 “Trustee” shall mean the party or parties so designated pursuant to the Trust Agreement and each of their respective successors.
Sec. 2.67 “UGI Common Stock Fund” shall mean the Investment Fund invested and reinvested exclusively in Common Stock, and sufficient cash to assure liquidity.
Sec. 2.68 “Valuation Date” shall mean the last day of the Plan Year and each other interim date during the Plan Year on which a valuation of the Trust Fund is made or, with respect to any assets of the Plan held in an open end mutual fund, each business day.
Sec. 2.69 “Voluntary Participant Contribution” shall mean a contribution made to the Plan by a Participant pursuant to Section 5.01, and shall also include Salary Deferrals which are recharacterized as Voluntary Participant Contributions pursuant to Section 7.07.
Sec. 2.70 “Voluntary Participant Contribution Account” shall mean so much of a Participant’s Account as consists of amounts attributable to the Participant’s Voluntary Contributions, including all earnings and accretions attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom. Such account shall consist of a matched and unmatched subaccount, reflecting amounts attributable to Voluntary Participant Contributions with respect to which an Employer Matching Contribution was and was not made respectively.

Sec. 2.71 “Year of Service” shall mean the service credited to an Employee for purposes of determining an Employee’s eligibility to participate in the Plan prior to October 1, 1997 and his vested interest in his Account. The following rules shall apply in calculating years of service under this Plan:
(a) For purposes of determining an Employee’s eligibility to participate and vested interest prior to October 1, 1997, an Employee shall be credited with one Year of Service for any twelve (12) consecutive month period commencing on an Employee’s most recent Employment Commencement Date or any anniversary thereof during which the Employee either (i) completes one thousand (1,000) or more Hours of Service with the Employer, with an Affiliated Company, or with both in combination, or (ii) with respect to an Employee regularly scheduled to work part-time, is actively and continuously employed by the Employer, with an Affiliated Company, or with both in combination. For purposes of clause (ii), an Employee shall be considered actively employed during periods the Employee is actually performing services and for periods during which no services are performed but with respect to which the Employee is entitled to payment from the Employer.
(b) Effective on and after October 1, 1997, an Employee shall be credited with full and partial Years of Service for the period from his most recent Employment Commencement Date to his Severance Date. Years of Service shall be calculated on the basis that twelve (12) consecutive months of employment equal one year. For this purpose, periods of less than twelve (12) consecutive months shall be aggregated on the basis that thirty (30) days equal one completed month or one-twelfth (1/12) of a year and twelve (12) completed months equal one year. After aggregation, any period of service of less than thirty (30) days shall not be treated as a completed month. The following additional rules shall apply in calculating Years of Service under this subsection (b):
(1) If an Employee retires, quits or is discharged, the period commencing on the Employee’s Severance Date and ending on the first date on which he again performs an Hour of Service shall be taken into account, if such date is within twelve (12) consecutive months of the date on which he last performed an Hour of Service;
(2) If Employee is absent from work for a reason other than one specified in Section 2.72(b)(1) and within twelve (12) months of the first day of such absence, the Employee retires, quits or is discharged, the period commencing on the first day of such absence and ending on the first day he again performs an Hour of Service shall be taken into account, if such day is within twelve (12) months of the date his absence began;
(3) Any Employee who was an Active Participant with three (3) or more, but less than five (5), Years of Service on October 1, 1997 (or as of the end of the election period described in Section 9.05 applying to the amendment changing the method of crediting service for vesting purposes effective October 1, 1997) shall have a number of Years of Service equal to the greater of:
(A) his Years of Service determined under this Section 2.72(b) (without regard to this paragraph (3)); or

(B) his Years of Service determined under Section 2.72(a), as if that Section continued to apply.
(c) For purposes of subsections (a) and (b):
(1) Except as provided in Section 3.04 and 9.03, Years of Service shall also include any such Years of Service based upon the same or a different computation period credited to the Employee prior to a Period of Severance (or, for Plan Years beginning before October 1, 1997, a Break in Service).
(2) Service credited to an Employee under any Predecessor Plan maintained by the Company, an Affiliated Company or any predecessor thereto shall count towards Years of Service under this Plan; provided, however, that no such service shall be counted twice.
(3) Service completed in the employ of the Employer or of an Affiliated Company other than as an Employee shall be deemed service completed as an Employee for the purposes of this Plan.
(4) Service with any Affiliated Company prior to the time such entity becomes an “Affiliated Company” within the meaning of Section 2.04 shall be counted unless otherwise determined by the Board of Directors.
(5) For the purposes of this Section, a person shall be designated a “leased employee” and shall be treated as an employee of an Affiliated Company (or, if the Employer elects to admit such person to participation under the Plan, then as an employee of the Employer for the period during which such participation is as an Active Participant) if (i) the person is, as to the Employer or Affiliated Company for whom he performs services, neither an independent contractor nor an “employee” within the common law meaning of that term, (ii) the services of the subject person are provided pursuant to an agreement between the Employer or an Affiliated Company and any other person, (iii) such person has performed such services for the Employer or for persons who are, as to the Employer, related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one (1) year, (iv) the services are performed under the primary direction or control of the Employer or Affiliated Company (or, for Plan Years beginning before October 1, 1997, the services performed by such person are of a type historically performed in the business field of the Employer or Affiliated Company), (v) more than twenty percent (20%) of the “nonhighly compensated work force” within the meaning of section 414(h)(5)(C) of the Code of the Employer and Affiliated Companies are leased employees within the meaning of this subparagraph (e), but determined without regard to clause (vi) hereof, and (vi) the leasing organization which is the lessor of the services of the subject person does not sponsor a qualified money purchase pension plan providing for (A) immediate participation and full and immediate vesting for such person, (B) a nonintegrated employer contribution rate of at least ten percent (10%) of such person’s compensation, and (C) each employee of the leasing organization (other than employees who perform substantially all their services for the leasing organization) immediately participates in such plan. Subclause (C) shall not apply to any individual whose compensation within the meaning of section 414(h)(5)(C) of the Code from the leasing organization in each plan year during the four-year period ending with the plan year is less than one thousand dollars ($1,000). Unless the Employer elects to admit a “leased employee” to Active Participant status under the Plan, and then only for the period during which such person is deemed an Active Participant, such “leased employee” shall not be considered an Employee, as defined in the Plan.

ARTICLE III
PARTICIPATION ELIGIBILITY
Sec. 3.01 Eligibility to Participate. Each Employee shall become an Active Participant on (a) the date such Employee has completed one (1) Year of Service or (b) effective October 1, 1997, the later of (i) the Participant’s Employment Commencement Date or (ii) October 1, 1997.
Sec. 3.02 Procedure for and Effect of Admission. Each Employee who becomes eligible for admission to participation in the Plan shall complete such forms (or follow such procedures) and provide such data as are reasonably required by the Retirement Committee as a precondition of such admission. By becoming a Participant, each Employee shall for all purposes be deemed conclusively to have assented to the terms and provisions of the Plan, the corresponding Trust Agreement, and to all amendments to such instruments.
Sec. 3.03 Changes in Status. A Participant who ceases to be employed as an Employee (whether or not he is still employed by the Employer or an Affiliated Company) shall no longer be eligible to participate in the Plan as an Active Participant until he again becomes an Employee, in which case he shall again become an Active Participant in accordance with the provisions of Section 3.01. In the event that a person who has been in the employ of the Employer in a category of employment not eligible for participation in the Plan (or who has been employed by an Affiliated Company) becomes an Employee by reason of a change in status to a category of employment eligible for participation, he shall become an Active Participant in accordance with the provisions of Section 3.01.

ARTICLE IV
EMPLOYER CONTRIBUTIONS
Sec. 4.01 Employer Contributions.
(a) Salary Deferral Contributions. The Employer shall contribute to the Plan with respect to each Plan Year an amount equal to the aggregate Salary Deferrals of its Employees for such Plan Year, as determined pursuant to Salary Deferral elections in force pursuant to Article VII.
(b) Matching Contributions. For each Plan Year, the Employer may contribute to the Plan, out of its Net Profits, an amount equal to (1) such percentage, if any, of the Salary Deferrals made by each Participant under Section 701(a), and then Voluntary Participant Contributions made by each Participant under Section 5.01(a) of up to a total of six percent (6%) of the Compensation, for each Active Participant as the Board of Directors, in its sole discretion, shall determine, and (2) with respect to Salary Deferrals described in Section 7.01(b) and Voluntary Participant Contributions described in Section 5.01(b), an amount equal to the Matching Contribution that would have been required has such Salary Deferrals and/or Voluntary Participant Contributions been made during the period of Qualified Military Service.
(c) Reinstatement of Certain Forfeitures. In addition to the contribution pursuant to Section 4.01(a) and (b) hereof, the Employer shall pay to the Plan such sums, if any, as may be required to reinstate previously forfeited amounts to the Accounts of Participants who, upon ceasing to be Active Participants (i) received cash-outs of their respective vested interests under the Plan and upon reinstatement to Active Participant status, made a restoration contribution described in Section 5.06 hereof, or (ii) did not receive a cash-out of their respective vested interests under the Plan, and returned to Active Participant status prior to incurring five (5) consecutive Periods of Severance (or, prior to October 1, 1997, Breaks in Service).
(d) Timing of Contributions.
(1) Contributions made pursuant to Section 4.01(a) shall be made at least monthly and shall not be made later than the fifteenth (15th) business day of the month following the month in which such contributions were withheld from the Participant’s Compensation.
(2) All contributions made pursuant to Section 4.01(b)(1) shall be made not later than the date established for the filing of the Employer’s federal income tax return for the fiscal year of the Employer ending with or within the Plan Year for which the contribution is made (including any extensions of such filing date).
Sec. 4.02 Contingent Nature of Contributions. Each contribution made by the Employer pursuant to the provisions of Section 4.01 is hereby made expressly contingent on the deductibility thereof for federal income tax purposes for the fiscal year with respect to which such contribution is made, and no such contribution shall be made for any year to the extent it would exceed the deductible limit for such year as set forth in section 404 of the Code.
Sec. 4.03 Contributions Without Net Profits. If an Employer is barred from making a contribution pursuant to Section 4.01(b) that it would otherwise be required to make hereunder by reason of an absence of sufficient Net Profits, and if such Employer forms with any other Employers an affiliated group within the meaning of section 1504(a) of the Code, such other Employers as form the affiliated group with the Employer experiencing such restriction may contribute to the Plan in accordance with the provisions and limitations expressed at section 404(a)(3)(B) of the Code, with all such contributed amounts to be thereafter treated under the Plan as though contributed by the restricted Employer. Moreover, if an Employer, by reason of the absence of sufficient Net Profits, is barred from making a contribution pursuant to Section 4.01(b) that it would otherwise be required to make, such Employer, in the sole discretion of the Board of Directors, may make the requisite contribution.
Sec. 4.04 Exclusive Benefit; Refund of Contributions. All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, nor diverted, to purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust). Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Employer under the following circumstances and subject to the following limitations:
(a) Disallowance of Deduction. To the extent that a federal income tax deduction is disallowed, in whole or in part, for any contribution made by an Employer, or such contribution, in whole or in part, is otherwise nondeductible and recovery thereof is permitted, the Trustee shall refund to the Employer the amount so disallowed within one (1) year of the date of such disallowance or as otherwise permitted by applicable administrative rules.
(b) Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact (for example, incorrect information as to the eligibility or compensation of an Employee, or a mathematical error), so much of the Employer contribution as is attributable to the mistake of fact shall be returnable to the Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.
In the event that any refund is paid to the Employer hereunder, such refund shall be made without regard to net investment gains attributable to the contribution, but shall be reduced to reflect net investment losses attributable thereto. All refunds shall be deducted from among the Accounts of the Participants. To the extent that the amount of the refund can be identified to one or more specific Participants and Accounts of such Participants, it shall be deducted directly from each such Account in the amount identifiable thereto. To the extent any such refund is attributable to Salary Deferrals, such refund, upon receipt by the Employer, shall be promptly paid over (net of such taxes as must be withheld by law) to the Participant from whose Account such amount was returned (or to the Participant’s Beneficiary in the case of the death of the Participant).
Notwithstanding any other provision of this Section, no refund shall be made to the Employer which is specifically chargeable to an Account of any Participant in excess of one hundred percent (100%) of the amount in such Account nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to Participants, or Beneficiaries. In the case that such distributions become refundable, the Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled.
All refunds pursuant to this Section shall be limited in amount, circumstance and timing to the provisions of section 403(c) of ERISA, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to section 401(a) of the Code.
Sec. 4.05 Employer and Participant Contribution Nondiscrimination Provisions.
(a) For any Plan Year:
(1) The Average Contribution Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 1.25; or
(2) The Average Contribution Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for such eligible Highly Compensated Employees does not exceed the Average Contribution Percentage for such eligible Nonhighly Compensated Employees by more than two (2) percentage points.
(b) For any Plan Year beginning before January 1, 2002, the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year (determined after adjustments are made for purposes of satisfying the limitations set forth in Section 4.05(a) or Section 7.06(a) herein) shall not exceed the greater of:
(1) the sum of (A) the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 1.25, plus (B) the lesser of (1) two (2) multiplied by the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year, or (2) 2% plus the lesser of the Average

Actual Deferral Percentage or the Average Contribution Percentage for such Nonhighly Compensated Employees; or
(2) the sum of (A) the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 1.25, plus (B) the lesser of (1) two (2) multiplied by the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year, or (2) 2% plus the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for such Nonhighly Compensated Employees.
(c) For purposes of Sections 4.05(a) and 4.05(b), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Company to the extent that (i) this Plan must be aggregated with any such other plan for purposes of satisfying the nondiscrimination tests of section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code, or (ii) the Retirement Committee elects to treat this Plan and any such other plan as a single plan, so long as such plans as aggregated would satisfy the nondiscrimination tests of sections 401(a)(4) and 410(b) of the Code.
(d) For Plan Years beginning before October 1, 1997, the determination and treatment of Matching Contributions and Contribution Percentages shall satisfy the family aggregation rules of section 414(q) of the Code, as in effect on August 19, 1996.
(e) The determination and treatment of the Voluntary Participant Contributions, Matching Contributions (to the extent required) and Contribution Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
Sec. 4.06 Correction of Discriminatory Contributions.
(a) Should the nondiscrimination test of Section 4.05(a) not be satisfied for any Plan Year beginning before October 1, 1997, the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage shall be reduced until the nondiscrimination test of Section 4.05(a) is satisfied, or until the Contribution Percentage of such Highly Compensated Employee is equal to the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. This process shall be repeated until the nondiscrimination test of Section 4.05(a) is satisfied. Should the nondiscrimination tests of Section 4.05(a) not be satisfied for any Plan Year beginning on or after October 1, 1997, the Retirement Committee shall (1) determine the amount by which the Actual Contribution Percentage for the Highly Compensated Employee or Employees with the highest Actual Contribution Percentage(s) for the Plan Year would need to be reduced to comply with the limit in Section 4.05(a), (2) convert the excess percentage amounts determined under clause (1) into a dollar amount, and (3) reduce the excess contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Matching Contributions by the lesser of (A) the amount by which the dollar amount of the affected Highly

Compensated Employees’ Matching Contributions exceeds the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions or (B) the amount of the excess dollar amount determined under clause (2). This process shall be repeated until the Matching Contributions of the Highly Compensated Employees has been reduced by an amount equal to the excess dollar amount determined under clause (2).
(b) The Contribution Percentage of any Highly Compensated Employee which must be reduced pursuant to subsection (a) shall be reduced, within twelve (12) months of the close of the Plan Year with respect to which the reduction applies, by (i) first distributing Voluntary Participant Contributions, if any, made by such Highly Compensated Employee with respect to which Matching Contributions were made, (ii) then by distributing Voluntary Participant Contributions, if any, made by such Highly Compensated Employee with respect to which no Matching Contributions were made, and (iii) then by distributing, or if forfeitable, forfeiting such other Matching Contributions (plus income calculated as described in Section 4.06(d)) allocated on behalf of such Highly Compensated Employee. In the event a Participant receives a distribution of Voluntary Participant Contributions, the Participant shall forfeit any Matching Contributions (plus income calculated as described in Section 4.06(d)) allocated to the Participant by reason of the distributed Voluntary Participant Contributions. Matching Contributions forfeited pursuant to this Section 4.06(b) shall be applied to reduce future Employer Contributions to the Plan.
(c) Should the nondiscrimination test of Section 4.05(b) not be satisfied for any Plan Year, the Actual Deferral Percentage of the applicable Highly Compensated Employees shall be reduced, in accordance with Section 7.07.
(d) Any distribution or forfeiture of Voluntary Participant Contributions or Matching Contributions necessary pursuant to subsection (b) shall include a distribution or forfeiture of the income, if any, allocable to such distributed or forfeited contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year plus the allocable gain or loss for the period between the end of the Plan Year and the date of distribution or forfeiture, and shall be determined in a manner consistent with Treasury Regulations, using a uniformly applicable method determined by the Retirement Committee.

ARTICLE V
PARTICIPANT CONTRIBUTIONS
Sec. 5.01 Voluntary Participant Contributions.
(a) Any Active Participant may elect, on a form prescribed by the Retirement Committee or its delegate, to contribute to the Plan on an after-tax basis, through ordinary payroll deductions or such other manner as the Retirement Committee may prescribe, an amount equal to from one percent (1%) to six percent (6%), in whole percentages, of his Compensation, provided, however, that Voluntary Participant Contributions, in combination with Salary Deferrals, may not exceed (1) for periods prior to October 1, 1997, ten percent (10%), (2) for the period beginning on October 1, 1997 and ending on December 31, 2001, fifteen percent (15%) or (3) for periods beginning on January 1, 2002, fifty percent (50%) of Compensation.
(b) Effective December 12, 1994, a Participant who returns to employment with the Employer or an Affiliated Company following a period of Qualified Military Service shall be permitted to make additional Voluntary Participant Contributions within the limits described in subsection (a), up to an amount equal to the Voluntary Participant Contributions that the Participant would have been permitted to contribute to the Plan if he continued to be employed and received Compensation during the period of Qualified Military Service. Voluntary Participant Contributions under this Section may be made during the period which begins on the date such Participant returns to employment and which has the same length as the lesser of (a) three (3) multiplied by the period of Qualified Military Service and (b) five (5) years. The Voluntary Participant Contributions shall be subject to the limitations described in the Plan for the Plan Year which such contributions relate.
Sec. 5.02 Effective Date of Voluntary Participant Contributions. An Active Participant’s election to make Voluntary Participant Contributions pursuant to Section 5.01 shall become effective as of the first payroll period beginning on or after the date on which the Employee first becomes an Active Participant in the Plan; provided he has first completed the requisite enrollment and election forms. An Employee who does not make a Voluntary Participant Contribution election when he first becomes an Active Participant hereunder, may make such an election effective as of the first day of any subsequent payroll period in accordance with procedures to be developed by the Retirement Committee.
Sec. 5.03 Increase in Voluntary Participant Contribution. A Participant may increase the rate of his Voluntary Participant Contributions, within the limitations set forth in Section 5.01, effective as of the first day of any subsequent payroll period by filing a new Voluntary Participant Contribution election with the Retirement Committee at such time in advance as the Retirement Committee may prescribe.

Sec. 5.04 Reduction or Suspension of Voluntary Participant Contributions.
(a) A Participant may voluntarily reduce or suspend his Voluntary Participant Contribution election, effective as of the end of any payroll period in accordance with procedures established by the Retirement Committee at such time in advance and in such forms as the Retirement Committee shall prescribe for such purpose. A Participant whose Voluntary Participant Contributions are suspended hereunder may recommence Voluntary Participant Contributions, effective as of the first day of any subsequent payroll period by filing a new Voluntary Participant Contribution election in accordance with the procedures outlined above.
(b) A Participant shall have his Voluntary Participant Contribution election automatically suspended for any period during which the Participant is on Excused Absence and during which he is not receiving Compensation from his Employer. Such a Participant shall have his Voluntary Participant Contribution election automatically reinstated, and deductions from his Compensation pursuant thereto shall resume, effective as of the first payroll period beginning on or after his return from such Excused Absence.
Sec. 5.05 Limitations on Voluntary Participant Contributions.
(a) The Voluntary Participant Contribution amounts set forth in any election to make such contributions shall be tentative and shall become final only after the Employer or the Retirement Committee has made such adjustments thereto as they (or either of them) deem necessary to meet the requirements of Section 4.05.
(b) All amounts withheld or contributed pursuant to an election to make Voluntary Participant Contributions thereafter delivered to the Trustee shall be so delivered only if the Employer in good faith believes that such amounts do not exceed the amounts permissible pursuant to the limitations set forth in Section 4.05. If any amount shall be contributed or withheld from the Compensation of a Participant pursuant to an election to make Voluntary Participant Contributions which exceeds the maximum amount permissible pursuant to Section 4.05 for any Plan Year, then, prior to the close of the following Plan Year, such excess amounts (and to the extent required any income allocable thereto) shall be distributed to the appropriate Participants in accordance with Section 4.06, any other provision of the Plan to the contrary notwithstanding.
Sec. 5.06 Restoration Contributions. Any former Participant who once again qualifies as an Active Participant prior to incurring five (5) consecutive Periods of Severance (Breaks in Service for Plan Years beginning before October 1, 1997) and who has received a “cash-out” of his vested interest and forfeited his nonvested interest attributable to his prior participation in the Plan may, after reinstatement to employment covered by the Plan, “buy back” (or restore) his Account balance by paying to the Trustee in cash the full amount of the “cash-out” he previously received. The Account balance so restored shall be the sum of (i) the restoration contribution made by the Participant, plus (ii) the amount of the Participant’s Account that was forfeited pursuant to Article IX. Any such restoration contribution must be made prior to the expiration of five (5) years following reinstatement to employment covered by the Plan. Restoration contributions shall be credited to the Account of the Participant as of the Valuation

Date coincident with or next following the date on which the restoration contribution is made, or at such earlier date as is determined administratively feasible by the Retirement Committee. Any Participant who fails to make a restoration contribution within the time limitations herein established shall be deemed to have waived his right to make any such contribution.
Sec. 5.07 Rollover and Transfer Contributions.
(a) Effective October 1, 1997, the Plan shall accept on behalf of any Employee, whether or not he has the requirements for participation in the Plan, cash equal to all or a portion of the amount received as a distribution from another qualified trust forming a part of a plan described in section 401(a) of the Code or from an individual retirement program described in section 408 of the Code, but only if the deposit qualifies as a rollover as defined in section 402 of the Code, or a transfer of the interest of such Employee directly from another plan qualified under section 401(a) of the Code.
If the amount received does not qualify as a rollover, the amount shall be refunded to the Participant. The Plan shall not accept any transferred amount if such receipt would cause the Plan to be subject to the provisions of sections 401(a)(11) and 417 of the Code with respect to such Employee, or if such receipt would cause the Plan to fail to satisfy the requirements of section 411(d)(6) of the Code. Rollover and transfer amounts shall be invested in accordance with the provisions of Article VIII. Where permitted by the Retirement Committee, rollover and transfer amounts shall be treated as if an appropriate portion were credited to the Participant’s Accounts based upon the type of contribution or contributions giving rise to the amount originally rolled over or transferred to this Plan. An Employee who is not yet a Participant shall be deemed a Participant only with respect to his rollover or transfer amount.
(b) The benefit of an Employee held under another tax-qualified savings plan maintained by an Affiliated Company shall be transferred to this Plan upon such Employee becoming eligible to participate hereunder; provided, however, that (1) the Participant’s accounts under the other tax-qualified savings plan are invested, prior to the transfer, in investment funds which are comparable to those that are available under the Plan and (2) any such amounts shall be vested in accordance with the plan from which they were transferred. To the extent required by section 411(d)(6) of the Code, a Participant shall be entitled to receive the portion of his Account transferred to the Plan pursuant to this Section 5.07(c) in the form or forms and at the time or times he would have been entitled to receive such benefit under the plan from which his benefit was transferred; provided, however, that the form of distribution shall be determined solely under this Plan if the Participant consents to the transfer. The Plan otherwise shall not accept any transferred amount if such receipt would cause the Plan to fail to satisfy the requirements of section 411(d)(6) of the Code. Except as otherwise required by applicable law, upon such transfer, such benefit shall be payable pursuant to the terms hereof and shall not be payable from such other plan.
(c) Effective January 1, 2002, pursuant to the Participant’s election to the extent required, and procedures established by the Retirement Committee, the Plan shall transfer, to another tax-qualified defined contribution plan maintained by an Employer or an Affiliated Company, the Account of a Participant who becomes a participant in such other plan and ceases to be an Employee under the Plan. No election under this subsection (c) shall be made by a Participant before he receives a description of the consequences of such election. Subject to section 411(d)(6) of the Code, any Account transferred under this subsection (d) shall be payable from, and in accordance with the provisions of, the tax-qualified plan to which it was transferred.

ARTICLE VI
ALLOCATION OF EMPLOYER CONTRIBUTIONS
Sec. 6.01 Allocation of Salary Deferral Amounts. There shall be directly and promptly allocated to the Salary Deferral Account of each Participant the Salary Deferral amounts contributed by the Employer to the Plan pursuant to Section 4.01(a), by reason of any Salary Deferral election in force with respect to that Participant.
Sec. 6.02 Allocation of Matching Contributions.
(a) Matching Contributions made pursuant to Section 4.01(b) in respect of an Employer shall be allocated, as of the last day of the Plan Year, to the Matching Contribution Accounts of all Active Participants of such Employers eligible for an allocation thereof determined in accordance with Section 6.03, by crediting each such Active Participant’s Matching Contribution Account with an amount determined by multiplying the amount of such contribution by a fraction, the numerator of which is such Participant’s Salary Deferrals and Voluntary Participant Contributions of up to six percent (6%) of Compensation as an Active Participant for such Plan Year and the denominator of which is the aggregate Salary Deferrals and Voluntary Participant Contributions of up to six percent (6%) of Compensation as an Active Participant of all such Participants for such Plan Year. Any Matching Contribution made pursuant to Section 4.01(b) in respect of a Plan Year that is in excess of twenty-five percent (25%) of the Salary Deferrals and Voluntary Participant Contributions of up to six percent (6%) of Compensation of those Active Participants eligible for an allocation hereunder, shall be allocated by crediting each such Active Participant with an amount determined by multiplying the amount of such excess contribution by a fraction, the numerator of which is such Participant’s Salary Deferrals and Voluntary Participant Contributions of up to three percent (3%) of Compensation as an Active Participant for each Plan Year and the denominator of which is the aggregate Salary Deferrals and Voluntary Participant Contributions of up to three percent (3%) of Compensation as an Active Participant of all such Participants for such Plan Year.
(b) Matching Contributions made pursuant to Section 4.01(b)(2) in respect of an Employer shall be allocated to the Matching Contribution Accounts of all Participants who have made Salary Deferrals under Section 7.01(b), by crediting each such Participant’s Matching Contribution Account with an amount equal to the amount of Matching Contributions that would have been allocated to the Participant had such Salary Deferrals been made during the period of Qualified Military Service. The Matching Contributions described in this subsection (b) shall be subject to the limitations described in the Plan for the Plan Year to which such contributions relate.
(c) If the allocation of a Matching Contribution to a Participant’s Matching Contribution Account exceeds the maximum amount permissible pursuant to Section 4.05 for any Plan Year then, prior to the close of the following Plan Year, such excess amounts (and to the extent required any income allocable thereto) shall be distributed or forfeited as the case may be, in accordance with Section 4.06, any other provision of the Plan to the contrary notwithstanding.

Sec. 6.03 Entitlement to Share in Allocation. A Participant shall be an Active Participant for the purposes of Section 6.02, and shall be entitled to share in the allocation of any Matching Contribution for a specific Plan Year only if he did at least one of the following during that Plan Year:
(a) remained in the employ of the Employer or of an Affiliated Company through the end of the Plan Year as of which such contribution is to be allocated to the Accounts of Participants;
(b) retired (on or after his Early Retirement Date or Normal Retirement Date), experienced Total Disability or died while in service, during the Plan Year; or
(c) was on an Excused Absence at the end of the Plan Year.
Sec. 6.04 Application of Forfeited Amounts. Forfeitures experienced by Participants with less than fully vested interests in the Plan shall be applied to reduce future Employer contributions to the Plan.
Sec. 6.05 Annual Additions Limitations.
(a) In no event shall the Annual Addition to a Participant’s Account for any Limitation Year exceed the lesser of:
(1) $30,000 (or, effective January 1, 2002, $40,000), as adjusted in accordance with section 415(d) of the Code, or
(2) twenty-five percent (25%) (or, effective January 1, 2002, one hundred percent (100%)) of such Participant’s Statutory Compensation for the Limitation Year.
The limitation referred to in Section 6.05(a)(2) shall not apply to any contribution for medical benefits within the meaning of section 419(A)(f)(2) of the Code after separation from service which is otherwise treated as an Annual Addition, or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.
(b) Effective only for Limitation Years beginning before January 1, 2000, in no event shall the amount allocated to the Account of any Participant for any Limitation Year cause the sum of the defined contribution fraction and the defined benefit fraction, as such terms are defined in section 415 of the Code, to exceed 1.0, or such other limitation as may be applicable under section 415 of the Code with respect to any combination of qualified plans without disqualification of any such plan.
(c) In the event that the amount tentatively available for allocation to the Account of any Participant in any Limitation Year exceeds the maximum amount permissible hereunder, the Participant’s share of Matching Contributions for that Limitation Year shall be reduced to the extent necessary to result in conformity to the limitations expressed herein. If further reduction in the amount allocable to the Participant’s Account is required, then, to the extent necessary, there shall be returned to the Participant the following contributions in the order as stated: (1) Voluntary Participant Contributions, and (2) Salary Deferral contributions; provided, however, that, effective January 1, 2002, any such excess Salary Deferrals may be recharacterized as Salary Deferrals contributed pursuant to Section 7.01(c) to the extent permitted by section 414(v) of the Code and regulations issued thereunder. The Retirement Committee shall have full authority to take whatever corrective measures may be necessary, including retroactive adjustment of Account balances, in order to ensure compliance with the requirements of this Section and the underlying requirements of section 415 of the Code.

ARTICLE VII
SALARY DEFERRAL ELECTIONS
Sec. 7.01 Salary Deferral Election.
(a) Subject to the limitations set forth in Section 7.05 or elsewhere in this Plan, each Active Participant may in the manner prescribed by the Retirement Committee elect to reduce his Compensation through payroll reductions by an amount equal to from one percent (1%) to six percent (6%) or, effective October 1, 1997, fifteen percent (15%) or, effective January 1, 2002, fifty percent (50%), in whole percentages, of his Compensation, provided, however, that Salary Deferrals, in combination with Voluntary Participant Contributions, may not exceed (1) for periods prior to October 1, 1997, ten percent (10%), (2) for the period beginning on October 1, 1997 and ending on December 31, 2001, fifteen percent (15%) or (3) for periods beginning on January 1, 2002, fifty percent (50%) of Compensation.
(b) Effective December 12, 1994, a Participant who returns to employment with the Employer or an Affiliated Company following a period of Qualified Military Service shall be permitted to make additional Salary Deferrals within the limits described in subsections (a) and (c), up to an amount equal to the Salary Deferrals that the Participant would have been permitted to contribute to the Plan if he had continued to be employed and received Compensation during the period of Qualified Military Service. Salary Deferrals under this Section may be made during the period which begins on the date such Participant returns to employment and which has the same length as the lesser of (a) three (3) multiplied by the period of Qualified Military Service and (b) five (5) years. Except as otherwise provided in subsection (c), the Salary Deferrals made under this subsection shall be subject to the limitations described in the Plan for the Plan Year to which such contributions relate.
(c) Effective January 1, 2002, a Participant who has attained, or will attain, age 50 prior to the end of a Plan Year may elect to reduce his Compensation by an amount equal to from one percent (1%) to fifteen (15%), in whole percentages, of his Compensation; provided, however, that (1) Salary Deferrals shall not be treated as contributed pursuant to this subsection (c) unless the Participant is unable to make additional Salary Deferrals for the Plan Year under subsection (a) due to limitations imposed by the Plan or applicable federal law and (2) the amount contributed pursuant to this subsection (c) for any Plan Year and, to the extent required by Treasury regulations, any other elective deferrals contributed on the Participant’s behalf pursuant to section 414(v) of the Code for a Plan Year shall not exceed the lesser of (A) $1,000 (or such other amount as may be applicable under section 414(v) of the Code) or (B) the excess of the Participant’s Statutory Compensation for the Plan Year over the Salary Deferrals contributed on the Participant’s behalf under Section 7.01(a) and (b) for the Plan Year. Salary Deferrals under this subsection (b) shall not be subject to the limitations described in Section 6.05, 7.05 or 7.06.
Sec. 7.02 Effective Date of Salary Deferral Elections. A Salary Deferral election shall become effective as of the first payroll period beginning on or after the date on which the

Employee first becomes an Active Participant in the Plan; provided he has first completed the requisite enrollment and election forms or followed such other procedures as may be designated by the Retirement Committee. An Employee who does not make a Salary Deferral election when he first becomes an Active Participant hereunder may, in the manner prescribed by the Retirement Committee, make such an election effective as of the first day of any subsequent payroll period.
Sec. 7.03 Increase in Salary Deferrals. A Participant may at such time in advance as the Retirement Committee may prescribe, in the manner prescribed by the Retirement Committee, increase the rate of his Salary Deferrals, within the limits prescribed by Section 7.05, effective as of the first day of any subsequent payroll period.
Sec. 7.04 Reduction or Suspension of Salary Deferrals.
(a) A Participant may, in the manner prescribed by the Retirement Committee and at such time in advance as may be prescribed by the Retirement Committee, voluntarily reduce or suspend his Salary Deferral election, effective as of the end of any payroll period. A Participant whose Salary Deferrals are suspended hereunder may recommence Salary Deferrals, effective as of the first day of any subsequent payroll period by making an election in accordance with procedures established by the Retirement Committee.
(b) A Participant shall have his Salary Deferral election automatically suspended for any period during which the Participant is on Excused Absence and during which he is not receiving Compensation from his Employer. Such a Participant shall have his Salary Deferral election automatically reinstated, and reductions from his Compensation pursuant thereto shall resume, effective as of the first payroll period beginning on or after his return from such Excused Absence.
Sec. 7.05 Salary Deferral Limitations.
(a) The Salary Deferral amounts set forth in any Salary Deferral election shall be tentative and shall become final only after the Employer or the Retirement Committee has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of this Plan and to satisfy all applicable requirements of section 401(k) or 414(v) of the Code.
(b) All amounts withheld pursuant to a Salary Deferral election and thereafter delivered to the Trustee shall be so delivered only if the Employer in good faith believes that such amounts do not exceed the amounts permissible pursuant to the limitations set forth in Section 7.06. If any amount shall be withheld from the Compensation of a Participant pursuant to a Salary Deferral election which exceeds the maximum amount permissible pursuant to Section 7.06 for any Plan Year (or section 414(v) of the Code with respect to Salary Deferrals under Section 7.01(c)), then, prior to the close of the following Plan Year, such excess amounts (and to the extent required any income allocable thereto) shall be distributed to the appropriate Participants, or recharacterized in accordance with Section 7.07.

(c) Notwithstanding anything contained herein to the contrary, no Participant shall be permitted to have Salary Deferrals made under this Plan (reduced by Salary Deferrals contributed pursuant to Section 7.01(c), previously returned to the Participant pursuant to Section 6.05 or distributed or recharacterized pursuant to Section 7.07) and elective deferrals under any other cash or deferred arrangement maintained pursuant to section 401(k) of the Code (whether or not maintained by the Employer or an Affiliated Company) during any calendar year in excess of $7,000 (or such other amount as is applicable for a calendar year under section 402(g) of the Code).
(d) Should a Participant claim that his Salary Deferrals under this Plan (reduced by Salary Deferrals contributed pursuant to Section 7.01(c), returned to the Participant pursuant to Section 6.05 or previously distributed or recharacterized pursuant to Section 7.07) when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code (whether or not maintained by the Employer or an Affiliated Company) exceed the limit imposed by 402(g) of the Code for the calendar year in which the deferrals occurred, the Retirement Committee shall notwithstanding any other provision of the Plan (1) distribute, by April 15 of the following calendar year, the amount of Salary Deferrals specified in the Participant’s claim, plus earnings thereon or (2) effective January 1, 2002, recharacterize such excess Salary Deferrals as Salary Deferrals contributed pursuant to Section 7.01(c). The Participant’s claim shall be in writing and shall be submitted to the Retirement Committee no later than the March 1 following the calendar year in which such deferrals occurred. Notwithstanding anything in this Section 7.05 to the contrary, a Participant shall be deemed to have made a claim for distribution of excess elective deferrals from the Plan to the extent that his Salary Deferrals (reduced by Salary Deferrals contributed pursuant to Section 7.01(c), previously returned to the Participant pursuant to Section 6.05 or previously distributed pursuant to Section 7.07) together with his elective deferrals under any other plan or arrangement maintained by the Employer or an Affiliated Company exceed the monetary limitation described in Section 7.05(c). The Participant shall forfeit any Matching Contributions (excluding Matching Contributions forfeited or distributed pursuant to the provisions of Section 4.06), plus earnings calculated as described in Section 7.07(c), allocated to him by reason of the distributed Salary Deferrals. Matching Contributions forfeited pursuant to this Section 7.05(d) shall be applied to reduce future Employer contributions to the Plan.
Sec. 7.06 Salary Deferral Nondiscrimination Provisions.
(a) For any Plan Year:
(1) The Average Actual Deferral Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Actual Deferral Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 1.25; or
(2) The Average Actual Deferral Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Actual Deferral Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 2, provided that the

Average Actual Deferral Percentage for such eligible Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for such eligible Nonhighly Compensated Employees by more than two (2) percentage points.
(b) For purposes of Section 7.06(a), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Company to the extent that (i) this Plan must be aggregated with any such other plan for purposes of satisfying the nondiscrimination tests of section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code, or (ii) the Retirement Committee elects to treat this Plan and any such other plan as a single plan, so long as such plans as aggregated would satisfy the nondiscrimination tests of sections 401(a)(4) and 410(b) of the Code.
(c) For Plan Years beginning before October 1, 1997, the determination and treatment of Salary Deferrals and Actual Deferral Percentages shall satisfy the family aggregation rules of section 414(q) of the Code, as in effect on August 19, 1996.
(d) The determination and treatment of the Salary Deferrals, and Actual Deferral Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
Sec. 7.07 Correction of Discriminatory Contributions.
(a) Should the nondiscrimination test of Section 7.06(a) not be satisfied for any Plan Year beginning before October 1, 1997, the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage shall be reduced, in accordance with subsection (b), until the nondiscrimination test of Section 7.06(a) is satisfied, or until the Actual Deferral Percentage of such Highly Compensated Employee is equal to the Actual Deferral percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This process shall be repeated until the nondiscrimination test of Section 7.06(a) is satisfied. Should the nondiscrimination tests of Section 7.05(a) not be satisfied with respect to Salary Deferrals for any Plan Year beginning on or after October 1, 1997, the Retirement Committee shall (1) determine the amount by which the Actual Deferral Percentage for the Highly Compensated Employee or Employees with the highest Actual Deferral Percentage for the Plan Year would need to be reduced to comply with the limit in Section 7.05(a), (2) convert the excess percentage amount determined under clause (1) into a dollar amount, and (3) reduce the Salary Deferrals of the Highly Compensated Employee or Employees with the greatest dollar amount of Salary Deferrals by the lesser of (A) the amount by which the Highly Compensated Employee’s Salary Deferrals exceeds the Salary Deferrals of the Highly Compensated Employee with the next highest dollar amount of Salary Deferrals or (B) the amount of the excess dollar amount determined under clause (2). This process shall be repeated until the Salary Deferrals of Highly Compensated Employees have been reduced by an amount equal to the excess dollar amount determined under clause (2).
(b) The Actual Deferral Percentage of any Highly Compensated Employee which must be reduced pursuant to subsection (a) shall be reduced by either distributing Salary Deferrals within twelve (12) months of the close of the Plan Year with respect to which the reduction applies, or recharacterizing Salary Deferrals as Salary Deferrals contributed pursuant to Section 7.01(c) or Voluntary Participant Contributions within two and one-half months following the close of the Plan Year with respect to which the reduction applies. The Actual Deferral Percentage of any Highly Compensated Employee which is reduced by distributing Salary Deferrals shall be reduced, first, by distributing Salary Deferrals taken into account in determining Matching Contributions and, second, by distributing Salary Deferrals not taken into account in determining Matching Contributions. Notwithstanding the foregoing, recharacterization shall not be permitted to the extent the limitations of Sections 5.01, 6.05 or 7.01(c) are exceeded by reason of such recharacterization. Salary Deferrals recharacterized as Voluntary Participant Contributions shall remain credited to a Participant’s Salary Deferral Account for purposes of the distribution provisions of Article X. For purposes of determining the necessary reduction, Salary Deferrals previously distributed pursuant to Section 7.05(d) shall be treated as distributed under this Section 7.07(b) and Salary Deferrals contributed pursuant to Section 7.01(c) shall not be taken into account. In the event a Participant receives a distribution of excess Salary Deferrals, the Participant shall forfeit any Matching Contributions, plus income calculated as described in Section 7.07(c), allocated to the Participant by reason of the distributed Salary Deferrals. Matching Contributions forfeited pursuant to this Section 7.07(b) shall be applied to reduce future Employer contributions to the Plan.
(c) Any distribution or recharacterization of Salary Deferrals necessary pursuant to subsection (b) shall include a distribution or recharacterization of the income, if any, allocable to such distributed or recharacterized contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year plus the allocable gain or loss for the period between the end of the Plan Year and the date of distribution or forfeiture, and shall be determined in a manner consistent with Treasury Regulations, using a uniformly applicable method determined by the Retirement Committee.

ARTICLE VIII
INVESTMENT AND VALUATION OF TRUST FUND; MAINTENANCE OF ACCOUNTS
Sec. 8.01 Investment of Assets. All existing assets of the Trust Fund and all future contributions shall be invested by the Trustee in accordance with the terms of the Trust Agreement (as well as any other contract or agreement entered into by the Employer or Retirement Committee with respect to the investment of the Trust Fund). The Trust Fund may be invested in such Investment Funds, including the UGI Common Stock Fund, as the Pension Committee may, in its sole discretion from time to time approve.
The Pension Committee, in its sole discretion, may from time to time establish additional Investment Funds of the same or different types or modify, cease to offer or eliminate any existing Investment Funds. Anything contained in this Section 8.01 to the contrary notwithstanding, all or any part of the Trust Fund may be held and invested by one or more Investment Managers appointed by the Pension Committee or under one or more pooled or commingled funds maintained by a bank or insurance company, together with commingled assets of other plans of deferred compensation qualified under section 401(a) of the Code.
A portion of the Trust Fund, as determined by the Pension Committee, may be held in the form of uninvested cash or in a liquid asset account for temporary periods pending reinvestment or distribution.
Sec. 8.02 Investment Elections. Each Participant upon becoming such shall direct in such manner, and at the time or times, as may be prescribed by the Retirement Committee, the investment of his contributions, and any Employer contributions, in any one or more of the available Investment Funds, subject to such limitations as the Retirement Committee may prescribe. In the absence of any Participant election directing the investment of his Account, a Participant shall be deemed to have elected that his Account be invested in the Investment Fund selected by the Pension Committee for such circumstance.
Sec. 8.03 Change of Election. Each Participant may change his investment direction with respect to the investment of his future contributions at any time, by directing the Trustee to change his investment direction with respect to the investment of his future contributions. Such changes shall be effective as of the date determined by the Trustee and shall be made in accordance with such procedures as the Retirement Committee or its delegate may prescribe.
Sec. 8.04 Transfers Between Investment Funds. In accordance with procedures established by the Retirement Committee or its delegate, each Participant may elect to transfer all or a portion of his interest in any Investment Fund to any other available Investment Fund by filing a transfer election with the Retirement Committee or Trustee in such form and at such time in advance as the Retirement Committee may prescribe; provided, however, that such transfers shall be subject to such further limitations and restrictions as may be imposed by the Retirement Committee or any insurance company contract or other instrument governing investments in any Investment Fund.

Sec. 8.05 UGI Common Stock Fund: Special Rules. The Trustee shall vote the shares of Common Stock of UGI Corporation held in the UGI Common Stock Fund and registered in the name of the Plan or the Trustee’s nominee; provided, however, that any such Common Stock to be voted shall be voted in accordance with the following:
(a) The Retirement Committee shall adopt, or cause the Trustee to adopt, reasonable measures to notify each Participant of the date and purposes of each meeting of shareholders of UGI Corporation at which holders of Common Stock shall be entitled to vote, and to request instructions from such Participant to the Trustee as to the voting at such meeting of the number of shares of Common Stock (including fractional shares) represented by the value of the Participant’s interest in the UGI Common Stock Fund as of the Valuation Date immediately preceding the record date for voting such Common Stock at such meeting. In each case, the Trustee shall vote such Common Stock in accordance with the instructions of such Participant. If prior to the time of such meeting of shareholders the Trustee shall not have received instructions from any Participant in respect of any such Common Stock, the Trustee shall vote such Common Stock in the same proportion as it votes the Common Stock with respect to which it has received instructions from Participants, so long as to do so would not be inconsistent with the Trustee’s fiduciary responsibilities under ERISA.
(b) In the event of a tender offer for any of such Common Stock, the Trustee shall as promptly as practicable request of each Participant instructions as to the tender offer response desired by the Participant in connection with the number of shares of such Common Stock (including fractional shares) represented by the value of the Participant’s interest in the UGI Common Stock Fund as of the most recent Valuation Date. In each case, the Trustee shall tender or not tender such Common Stock in accordance with the instructions of such Participant. If prior to the time for a response to the tender offer, the Trustee shall not have received instructions from any Participant in respect of any such Common Stock, the Trustee shall not tender such Common Stock unless the failure to do so would be inconsistent with its fiduciary responsibilities under ERISA. If the Trustee tenders shares of Common Stock representing a Participant’s interest in the UGI Common Stock Fund and such tender becomes effective, the Participant shall be given the opportunity to transfer his interest in the UGI Common Stock Fund to another available Investment Fund in accordance with procedures to be developed by the Retirement Committee.
(c) The Trustee shall execute and deliver such documentation as may be necessary under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and the Pennsylvania Business Corporation Law to permit it to vote or tender such Common Stock as aforesaid.
Sec. 8.06 Individual Accounts. There shall be maintained on the books of the Plan with respect to each Participant, as applicable, a Salary Deferral Account, Voluntary Participant Contribution Account, a Rollover Account, a Transfer Account, a Predecessor Account and a Matching Contribution Account. Each such Account shall separately reflect the Participant’s interest in each Investment Fund relating to such Account. Each Participant shall receive, at least annually, a statement of his Accounts showing the balances in each Investment Fund. A Participant’s interest in any Investment Fund shall be determined and accounted for based on his beneficial interest in any such fund, and no Participant shall have any interest in or rights to any specific asset of any Investment Fund, including any interest in or rights to any specific shares of Common Stock of UGI Corporation held in the UGI Common Stock Fund.
Sec. 8.07 Valuations. The Trust Fund shall be valued by the Trustee, or such other person or person as the Trustee may select, at fair market value as of each Valuation Date.
Sec. 8.08 Allocation to Individual Accounts. The Accounts of each Participant shall be adjusted as of each Valuation Date by (i) reducing such Accounts by any payments made therefrom since the preceding Valuation Date, and then (ii) increasing or reducing such Account by the Participant’s allocable share of the net amount of income, gains and losses (realized and unrealized) and expenses of such applicable Investment Fund since the preceding Valuation Date, and (iii) crediting such Accounts with any contributions made thereto since the preceding Valuation Date.
Sec. 8.09 Fiduciary Responsibility.
(a) This Plan is intended to constitute a plan described in section 404(c) of ERISA, and Title 29 of the Code of Federal Regulations §2550.404c-1. Neither the Company, an Employer, the Pension Committee, the Retirement Committee, the Trustee nor any other Plan fiduciary shall be liable for any losses which are the result of investment instructions provided by any Participant, Beneficiary or Alternate Payee.
(b) The Retirement Committee is hereby designated as the fiduciary responsible for ensuring that (1) procedures are maintained by the Plan to safeguard the confidentiality of information relating to the purchase, holding, and sale of Common Stock of the UGI Corporation and the exercise of voting, tender and similar rights with respect to Common Stock of the UGI Corporation by Participants, Beneficiaries and Alternate Payees, (2) the procedures described in (1) are sufficient to maintain confidentiality, except to the extent necessary to comply with federal law or state laws not preempted by ERISA, and (3) an independent fiduciary is appointed to carry out activities relating to any situations involving a potential for undue Employer influence upon Participants, Beneficiaries, or Alternate Payees with regard to the direct or indirect exercise of shareholder rights.

ARTICLE IX
VESTING
Sec. 9.01 Full and Immediate Vesting of Salary Deferrals, and Voluntary Participant Contributions. A Participant, at all times, shall have a fully (100%) vested and nonforfeitable interest in the balance of his Salary Deferral Account, Rollover Account, Predecessor Account and Voluntary Participant Contribution Account.
Sec. 9.02 Vesting of Matching Contributions and Transfer Account.
(a) Except as otherwise provided in this Section, a Participant’s interest in his Matching Contribution Account and Transfer Account shall vest based on his completed Years of Service in accordance with the following schedule:

Completed Years of Service	Vested Percentage
Less than 5	0%
5 or more	100%
(b) Notwithstanding the provisions of subsection (a), a Participant who completes an Hour of Service on or after January 1, 2002 shall have a vested interest in his Matching Contribution Account determined under the following schedule:

Completed Years of Service	Vested Percentage
Less than 2	0%
2 Years of Service	25%
3 Years of Service	50%
4 Years of Service	75%
5 or more Years of Service	100%
(c) Notwithstanding the foregoing, a Participant will become fully (100%) vested upon (i) his attainment of Normal Retirement Age while in the employ of an Employer or an Affiliated Company, (ii) his death while in the employ of an Employer or an Affiliated Company or (iii) his Total Disability Date.
Sec. 9.03 Effects of Period of Severance or Break in Service.
(a) Years of Service after any Period of Severance (Break in Service prior to October 1, 1997) shall increase the Participant’s vested interest in his Account balances as of the beginning of such Period of Severance (Break in Service prior to October 1, 1997) only if such Account balances are restored in accordance with Section 4.01(c), and in no event shall Years of Service after five (5) consecutive Periods of Severance (Breaks in Service prior to October 1, 1997) increase the Participant’s vested interest in his Account balances as of the beginning of such Periods of Severance (Breaks in Service prior to October 1, 1997).

(b) A Participant’s Years of Service completed prior to a Period of Severance (Break in Service prior to October 1, 1997) shall not be counted in determining his vested percentage under Section 9.02 if the Participant had a vested percentage of 0% at the time he incurred the Period of Severance (Break in Service prior to October 1, 1997) and the number of his consecutive Periods of Severance (Breaks in Service prior to October 1, 1997) equals or exceeds the greater of (i) five (5) or (ii) his prior Years of Service (excluding any Years of Service previously excluded by operation of this provision).
Sec. 9.04 Forfeiture of Nonvested Amounts. If upon ceasing to be an Active Participant, a Participant receives a distribution of his entire vested interest under the Plan, the nonvested portion of such Participant’s Account shall be forfeited immediately. Notwithstanding the foregoing, if upon ceasing to be an Active Participant, a Participant does not receive a distribution of his entire vested interest under the Plan, the nonvested portion of such Participant’s Account shall be forfeited as of the time such Participant incurs a Period of Severance (Break in Service prior to October 1, 1997). Amounts forfeited in accordance with this Section 9.04 shall be applied in the manner prescribed in Section 6.04.
Sec. 9.05 Amendments to the Vesting Schedule.
(a) If the vesting schedule under this Plan is amended, each Participant who has performed service for the Employer or an Affiliated Company in at least three (3) calendar years may elect, during the election period specified in this Section 9.05, to have the vested percentage of his Account determined without regard to such amendment.
(b) For the purposes of this Section 9.05, the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of the following dates:
(1) the date occurring sixty (60) days after the Plan amendment is adopted; or
(2) the date which is sixty (60) days after the day on which the Plan amendment becomes effective; or
(3) the date which is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Retirement Committee or by the Employer; or
(4) such later date as may be specified by the Retirement Committee.
The election provided for in this Section 9.05 shall be made in writing and shall be irrevocable when made.

ARTICLE X
BENEFIT DISTRIBUTIONS
Sec. 10.01 Retirement Benefits. The Plan benefit of a Participant who terminates employment with the Employer on account of his retirement on his Early Retirement Date or on or after his Normal Retirement Date shall be equal to one hundred percent (100%) of the balance of his Account.
Sec. 10.02 Death Benefits. In the event of a Participant’s death prior to his Benefit Commencement Date, his Beneficiary shall be entitled to receive a death benefit equal to the vested portion of the balance of his Account.
Sec. 10.03 Disability Benefits. The Plan benefit of a Participant who terminated employment due to a Total Disability and has reached his Total Disability Date shall be equal to one hundred percent (100%) of the balance of his Account.
Sec. 10.04 Benefits Upon Termination of Employment. The Plan benefit payable to a Participant upon such Participant’s termination from employment with the Employer (and all Affiliated Companies) for reasons other than those specified in Sections 10.01, 10.02 or 10.03 shall be equal to the vested portion of the balance of his Account.
Sec. 10.05 Timing of Distributions.
(a) No distribution shall be made to any Participant pursuant to Section 10.01, 10.03, or 10.04 prior to his Normal Retirement Date where the amount to be distributed exceeds $3,500 (or, effective October 1, 1998, $5,000) or, for distributions made prior to March 22, 1999, has exceeded $3,500 (or, effective October 1, 1998, $5,000) at the time of any prior distribution unless the Participant elects to receive such distribution.
(b) A Participant’s benefit, determined as of the Valuation Date coincident with or immediately preceding the date of distribution, will be distributed pursuant to Section 10.1, 10.03 or 10.04 as soon as practicable following the Participant’s Normal Retirement Date. Notwithstanding the foregoing, a Participant may elect to have distribution commence as soon as practicable following:
(1) the receipt of the Participant’s benefit distribution form by the Retirement Committee, if the Participant elects to receive such a distribution within three (3) months of the date the Participant becomes entitled to a distribution pursuant to Section 10.01, 10.03, or 10.04;
(2) the end of the calendar year next following the calendar year in which the Participant becomes entitled to receive a distribution pursuant to Section 10.01, 10.03 or 10.04, if the Participant elects to receive such a distribution more than three (3) months, but within one year from the date the Participant becomes so entitled to receive such distribution;

(3) the end of the fifth calendar year following the calendar year in which the Participant becomes entitled to receive a distribution pursuant to Section 10.01, 10.03 or 10.04, if the Participant elects to receive such a distribution more than one year, but within five years from the date the Participant becomes so entitled to receive such distribution;
(4) with respect to a Participant who has terminated employment after completing 10 or more Years of Service, the date on which the Participant attains age 55, if the Participant elects to receive such a distribution within the time prescribed by the Retirement Committee; or
(5) effective October 1, 1997, the receipt of the Participant’s benefit distribution form.
Any election to receive a distribution of benefits hereunder shall be made on such forms and in such manner as may be prescribed by the Retirement Committee. If sections 401(a)(11) and 417 of the Code do not apply to a distribution, distribution shall commence less than thirty (30) days after receipt of the notice described herein, provided the Participant has been notified that he has a right to a period of at least thirty (30) days to elect a distribution and the Participant, after receiving such notice, affirmatively elects a distribution.
(c) Where the amount to be distributed to a Participant prior to his Normal Retirement Date pursuant to Section 10.01, 10.03, or 10.04 does not exceed $3,500 (or, effective October 1, 1998, $5,000) and, for distributions made prior to March 22, 1999, has not exceeded $3,500 (or, effective October 1, 1998, $5,000) at the time of any prior distribution, such benefit will be distributed as soon as practicable following the date the Participant becomes so entitled to receive a distribution.
(d) A Participant’s benefit, determined as of the Valuation Date coincident with or immediately preceding the date of distribution, will be distributed pursuant to Section 10.02 as soon as practicable following the Participant’s death. Notwithstanding the foregoing, distribution shall be made to the Beneficiary no later than December 31 of the calendar year containing the fifth anniversary of the date of the Participant’s death or, if the Beneficiary is the Participant’s spouse, no later than December 31 of the later of (i) the calendar year following the year of the Participant’s death or (ii) the calendar year in which the Participant would have attained age 70 1/2.
Sec. 10.06 In-Service Distributions. Subject to the provisions of Section 10.07, a Participant may make withdrawals from his Account while he is employed by an Employer or an Affiliated Company, as follows:
(a) Voluntary Participant Contribution Account. A Participant may withdraw up to 50% of the balance of his Voluntary Participant Contribution Account (excluding amounts attributable to recharacterized Salary Deferrals), provided, however, that the withdrawal must be no less than $250, and provided, further, that such Participant’s participation in the Plan shall be suspended for the three month period following the withdrawal if any portion of the withdrawal is from the Participant’s matched Voluntary Participant Contributions Account. A Participant is

permitted no more than one withdrawal per calendar year from each of the matched and unmatched portions of his Voluntary Participant Contribution Account.
(b) Hardship Withdrawals. If the Retirement Committee determines that a requested withdrawal is on account of an immediate and heavy financial need of the Participant, and the withdrawal is necessary to satisfy such financial need, the Retirement Committee may permit the Participant to withdraw from his Rollover Account and his Salary Deferral Account (including amounts attributable to recharacterized Salary Deferrals), but the amount withdrawn from his Salary Deferral Account may not exceed the sum of (1) the amount standing to his credit in his Salary Deferral Account as of December 31, 1988, and (2) Salary Deferrals (but not earnings thereon) allocated to his Salary Deferral Account after December 31, 1988. Withdrawals pursuant to this Section 10.06(c) shall be subject to the following additional rules:
(1) A distribution is on account of an immediate and heavy financial need of a Participant when the distribution is on account of:
(i) expenses necessary or incurred for medical care described in section 213(d) of the Code for the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in section 152 of the Code);
(ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
(iii) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents;
(iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the employee’s principal resident.
(2) A distribution shall be deemed necessary to satisfy the financial need of a Participant if:
(i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant including, at the election of the Participant any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;
(ii) the Participant has obtained all distributions, other than Hardship distributions under the Plan, and all nontaxable loans currently available under all plans maintained by the Employer;
(iii) the Participant agrees that his Salary Deferral and Voluntary Contributions will be suspended for at least twelve (12) months (or, effective January 1, 2002, six (6) months) after the receipt of the hardship distribution; and

(iv) for taxable years beginning before January 1, 2002, for the taxable year immediately following the taxable year of the hardship distribution, the Participant may not make Salary Deferral Contributions in excess of the applicable limit under section 401(g) of the Code less the amount of the Participant’s Salary Deferral Contributions for the taxable year of the hardship distribution.
This listing automatically shall be expanded, without the necessity of any amendment of this subsection, to include additional methods upon publication by the Commissioner of the Internal Revenue of revenue rulings, notices and other documents of general applicability expanding the listing in Treasury Regulation section 1.401(k)-1(d)(2)(ii)(B) of the methods which will always lead to the Retirement Committee’s determination that the hardship distribution will satisfy an immediate and heavy financial need.
Sec. 10.07 Rules and Regulations Regarding In-Service Distributions. In-Service Distributions pursuant to Section 10.06 shall be subject to the following additional rules and restrictions:
(a) All in-service withdrawals shall be made in accordance with procedures established by the Retirement Committee in such form and at such times as the Retirement Committee may prescribe. Except as otherwise permitted by the Retirement Committee, a withdrawal shall be effective as of the first Valuation Date which occurs after the date such request is received by the Retirement Committee, and payment of the amount withdrawn shall be made as soon as practicable thereafter. Hardship withdrawals, may to the extent the Retirement Committee determines necessary, be made effective and paid out sooner and shall be based on such Participant’s Account balance as of the most recent Valuation Date in such manner as the Retirement Committee shall provide.
(b) All withdrawals shall be paid in a lump-sum cash payment.
(c) If Participant investment direction is applicable, all withdrawals shall be deemed to be made from the Investment Funds in which the affected Accounts of the Participant are then invested as elected by the Participant.
Sec. 10.08 Beneficiary Designation Right.
(a) Spouse as Beneficiary. The Beneficiary of the death benefit shall be the Participant’s spouse; provided, however, that the Participant may designate a Beneficiary other than his spouse if:
(1) the spouse has waived her right to be the Participant’s Beneficiary in accordance with Section 10.08(c), or
(2) the Participant has no spouse, or
(3) the Retirement Committee, in accordance with Internal Revenue Service guidelines, determines that the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made in a form satisfactory to the Retirement Committee. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing notice of such revocation or change with the Retirement Committee. However, the Participant’s spouse must again consent in writing to any such change or revocation, unless the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse.
(b) Beneficiary Designation Right. Each Participant who is permitted to designate a Beneficiary other than his spouse pursuant to the provisions of Subsection (a) shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon the Participant’s death. All Beneficiary designations shall be in writing in form satisfactory to the Retirement Committee. Each Participant shall be entitled to change his Beneficiaries at any time and from time to time in accordance with procedures established by the Retirement Committee. However, the Participant’s spouse must again consent in writing to any such change, unless (1) the prior consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse or (2) one of the exceptions described in clause (ii) or (iii) of Subsection (a) applies.
In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to the provisions of this Article, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the following classes of takers, each class to take to the exclusion of all subsequent classes, with all members of each class sharing equally:
(1) Spouse;
(2) lineal descendants (including adopted and step-children), per stirpes;
(3) surviving parents (equally); and
(4) the Participant’s estate.
(c) Form and Content of Spouse’s Consent. A spouse may consent to the designation of one or more Beneficiaries other than such spouse provided that such consent shall be in writing, must acknowledge the effect of such consent, and shall be witnessed by a notary public. Such spouse’s consent shall be irrevocable, unless expressly made revocable.
Sec. 10.09 Required Distribution Dates.
(a) Except as otherwise provided in this Section, the Benefit Commencement Date for any Participant shall not be later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant attains his Normal Retirement Date, (ii) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant terminates employment with the Employer and all Affiliated Companies. Notwithstanding any provision in the Plan to the contrary, a Participant’s Benefit

Commencement Date shall not be later than April 1 of the calendar year next following the later of (A) the calendar year in which the Participant attains age 70 1/2 or (B) the calendar year in which the Participant terminates employment with the Employer and all Affiliated Companies in the case of a Participant who is not a Five-percent Owner and who attains age 70-1/2 on or after January 1, 1996; provided, however, that a Participant who attains age 70 1/2 on or after January 1, 1996 and prior to January 1, 2001 may elect to have his Benefit Commencement Date on April 1 of the calendar year next following the calendar year in which he attains age 70 1/2. Notwithstanding any provision in the Plan to the contrary, any distributions under the Plan shall otherwise comply with the requirements of section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit requirements of proposed Treas. Reg. §1.401(a)(9)-2 (or, effective January 1, 2001, Treas. Reg. §1.401(a)(9)-5). The Benefit Commencement Date with respect to any benefit payable pursuant to Section 10.02 shall be no later than December 31 of the year containing the fifth anniversary of the date of the Participant’s death.
(b) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.
Sec. 10.10 Domestic Relations Orders.
(a) Effect of Quadros. All benefits provided under this Plan are subject to the provisions of any Quadro in effect with respect to the Participant at the Participant’s Benefit Commencement Date, and are subject to diminution thereby.
(b) Determination of Quadro Status. Upon receipt of notification of any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child, or other dependent of a Participant and which is made pursuant to a state domestic relations law (including a community property law) (herein referred to as a “domestic relations order”), the Retirement Committee shall (a) notify the Participant and any prospective Alternate Payee named in the order of the receipt and date of receipt of such domestic relations order and of the Plan’s procedures for determining the status of the domestic relations order as a Quadro, and (b) within a reasonable period after receipt of such order, determine whether it constitutes a Quadro.
(c) Determination Period. During any period in which the issue of whether a domestic relations order is a Quadro is being determined (by the Retirement Committee, by a court of competent jurisdiction, or otherwise), the Retirement Committee shall segregate in a separate account in the Plan or in an escrow account held by a Trustee the amounts, if any, which would have been payable to the Alternate Payee during such period if the order had been determined to constitute a Quadro, provided that, if no payments would otherwise be made under the Plan to the Alternate Payee or to the Participant or a Beneficiary of the Participant while the status of the order as a Quadro is being determined, no segregation into a separate or escrow account shall be required. If a domestic relations order is determined to be a Quadro within eighteen (18) months of the date of its receipt by the Retirement Committee (or from the beginning of any other period during which the issue of its being a Quadro is being determined by the Retirement Committee), the Retirement Committee shall cause to be paid to the persons entitled thereto the amounts, if any, held in the separate or escrow account referred to above. If a domestic relations order is determined not to be a Quadro, or if the status of the domestic relations order as a Quadro is not finally resolved within such eighteen (18) month period, the Retirement Committee shall cause these separate or escrow account balance, with interest thereon, to be returned to the Participant’s credit, or to be paid to the person or persons to whom such amount would have been paid if there had been no such domestic relations order, whichever is appropriate. Any subsequent determination that such domestic relations order is a Quadro shall be prospective in effect only.
(d) Provisions Relating to Alternate Payees.
(1) None of the payments, benefits or rights of any Alternate Payee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Alternate Payee. No Alternate Payee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan.
(2) Each Alternate Payee shall advise the Retirement Committee in writing of each change of his name, address or marital status, and of each change in the provisions of the Quadro or of any circumstance set forth therein which may be material to the Alternate Payee’s entitlement to benefits thereunder or the amount thereof. Until such written notice has been provided to the Retirement Committee, the Retirement Committee shall be (i) fully protected in not complying with, and in conducting the affairs of the Plan in a manner inconsistent with, the information set forth in notice, and (ii) required to act with respect to such notice prospectively only, and then only to the extent provided for in the Quadro. The Retirement Committee shall not be required to modify or reverse any payment, transaction or application of funds occurring before the receipt of any notice that would have affected such payment, transaction or application of funds, nor shall the Retirement Committee or any other party be liable for any such payment, transaction or application of funds.
(3) Except as specifically provided for in the Quadro, an Alternate Payee shall have no right to interfere with the exercise by the Participant or by any Beneficiary of their respective rights, privileges and obligations under the Plan.
(4) An Alternate Payee shall have the right to make a claim for any benefits awarded to the Alternate Payee pursuant to a Quadro, as provided in Article V.

(5) Any interest of an Alternate Payee in the Accounts of a Participant, other than an interest payable solely upon the Participant’s death pursuant to a Quadro which provides that the Alternate Payee shall be treated as the Participant’s surviving spouse, shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.
(6) Notwithstanding anything in this Plan to the contrary, a Quadro may provide that any benefits of a Participant payable to an Alternate Payee that are separately accounted for shall be distributed immediately or at any other time specified in the order but not later than the latest date benefits would be payable to the Participant pursuant to this Article. If the order does not specify the time at which benefits shall be payable to the Alternate Payee, the Alternate Payee may elect, in accordance with procedures prescribed by the Retirement Committee to have benefits commence (A) in accordance with Section 10.01, 10.03 or 10.04 as of the earlier of (i) the Participant’s 50th birthday or (ii) the Participant’s termination from employment or as of any date thereafter that is not later than the latest date on which benefits would be payable to the Participant pursuant to such Sections or (B) in accordance with Section 10.02, but as of the Alternate Payee’s death; provided, however, that in the event the amount payable to the Alternate Payee under the Quadro does not exceed $3,500 (or, effective October 1, 1998, $5,000), such amount shall be paid to the Alternate Payee in a single sum as soon as practicable following the Retirement Committee’s receipt of the order and verification of its status as a Quadro.
(7) If a Quadro does not provide the form of distribution of benefits payable to an Alternate Payee, the Alternate Payee shall have the right to elect distribution in any form provided under Section 10.11, except that benefits may not be paid over a period exceeding the life expectancy of the Alternate Payee, determined as of the date of the first distribution.
(8) If the Quadro does not specify the Participant’s Accounts, or Investment Funds in which such Accounts are invested, from which amounts that are separately accounted for shall be paid to an Alternate Payee, such amounts shall be distributed, or segregated, from the Participant’s Accounts, and the Investment Funds in which such Accounts are invested (excluding any Loan Fund), on a pro rata basis, subject to section 72(m)(10) of the Code.
(9) An Alternate Payee shall not be permitted to (A) make any withdrawals under Section 10.06, (B) borrow money under any Participant loan provisions under the Plan, or (C) receive communications with respect to the Plan except as specifically provided by law or regulation.
(10) Unless a Quadro establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall have the right to designate a Beneficiary, in the same manner as provided in Section 10.08 with respect to a Participant (except that no spousal consent shall be required), who shall receive benefits payable to an Alternate Payee which have not been distributed at the time of the Alternate Payee’s death. If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee’s estate. Any death benefit payable to the Beneficiary of an

Alternate Payee shall be paid in a single sum, as soon as administratively practicable after the Alternate Payee’s death, with or without the Beneficiary’s request for payment.
(11) Unless a Quadro establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall have the right to direct the investment of any portion of a Participant’s Accounts payable to the Alternate Payee under such order in the same manner as provided in Article VIII with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee’s name.
(12) Unless a Quadro establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall have the right to direct the Trustee as to the exercise of voting rights or tender offer response with respect to the Common Stock, including fractional shares, allocated to any portion of a Participant’s Accounts payable to the Alternate Payee under such order in the same manner as provided in Section 8.05 with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee’s name.
Sec. 10.11 Form of Benefit Payment. All benefits payable under the Plan shall be paid in the form of a single-sum distribution. Such distribution shall be in the form of cash, provided that, to the extent a Participant’s interest under the Plan is invested in the UGI Common Stock Fund pursuant to Article VIII, such Participant may elect to receive the distribution in the form of Common Stock of UGI Corporation. Notwithstanding the foregoing, fractional shares of Common Stock of UGI Corporation shall be payable in the form of cash.
Sec. 10.12 Transfers to Other Plans.
(a) Transfer to Plan of Affiliated Company. Upon becoming eligible to participate in another tax-qualified savings plan maintained by an Affiliated Company, a former Participant shall have his benefit hereunder transferred to such other plan; provided, however, that such transfer shall not violate the provisions of section 411(d)(6) of the Code; and further provided, however, that the Participant’s Accounts under the Plan are invested, prior to the transfer, in Investment Funds comparably constituted to those which are available under the tax-qualified savings plan to which such Accounts shall be transferred. A transferred benefit shall be payable pursuant to the terms of such other plan and shall not be payable hereunder.
(b) Optional Trustee-to-Trustee Transfers. In the event any payment or payments to be made under the Plan to a Participant, a Beneficiary who is the surviving spouse of a Participant, or an Alternate Payee who is the former spouse or spouse of a Participant, would constitute an “eligible rollover distribution,” such individual may request that such payment or payments be transferred directly from the Trust to the trustee of an “eligible retirement plan.” Any such request shall be made in accordance with procedures prescribed by the Retirement Committee for such purpose, at such time in advance as the Retirement Committee may specify. Notwithstanding the foregoing, any eligible rollover distribution in excess of $1,000 but not in excess of $5,000 made after the effective date of final regulations issued by the Department of Labor with respect to section 401(a)(31)(B) of the Code shall be transferred directly to the individual retirement plan of a designated trustee or insurer, unless the Participant elects to receive such distribution.
For purposes of this Section 10.12(b),
(1) eligible rollover distribution shall mean a distribution from the Plan, excluding (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or life expectancies) of the individual and individual’s designated Beneficiary, or a specified period of ten (10) or more years, (B) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, (C) with respect to distributions made prior to January 1, 2002, any distribution to the extent such distribution is not included in gross income (determined without regard to the exclusion for net unrealized appreciation of Common Stock), and (D) any hardship distributions described in section 401(k)(2)(B)(i)(IV) of the Code or, effective January 1, 2002, any hardship distribution; and
(2) “eligible retirement plan” shall mean (A) an individual retirement account described in section 408(a) of the Code, (B) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (C) an annuity plan described in section 403(a) of the Code, (D) a qualified plan the terms of which permit the acceptance of rollover distributions, (E) effective January 1, 2002, an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(i)(A) of the Code that shall separately account for the distribution, or (F) effective January 1, 2002, an annuity contract described in clauses (C) and (D) shall not apply with respect to a distribution made prior to January 1, 2002 to a Beneficiary who is surviving spouse of a Participant and (ii) with respect to a distribution (or portion of a distribution) consisting of after-tax employee contributions, “eligible rollover plan” shall mean a plan described in clause (D) that separately accounts for amounts or a plan described in clause (A) or (B).
Sec. 10.13 Post Distributions Credits. In the event that, after the payment of a single-sum distribution under this Plan (other than an in-service benefit distribution), there shall remain in the Participant’s Account any funds, or any funds shall be subsequently credited to such Account, such additional funds, to the extent vested, shall be paid to the Participant or applied for the Participant’s Account as promptly as practicable.

ARTICLE XI
PARTICIPANT LOANS
Sec. 11.01 In General.
(a) Permissibility. Loans to Participants or Beneficiaries who are parties in interest as defined in ERISA shall be allowed if, and only if, the Retirement Committee determines that such loans are to be made. The determination as to whether or not loans are to be allowed shall be completely within the discretion of the Retirement Committee. The Retirement Committee shall have the right to require any applicant for a loan to secure the written consent of any party for whose benefit there exists a Quadro in respect to the Participant’s or Beneficiary’s interest under the Plan.
(b) Application. Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Retirement Committee, the Trustee, upon application by such Participant or Beneficiary in a manner approved by the Retirement Committee, may make a loan or loans to such applicant. No Participant or Beneficiary shall be permitted to have more than two (2) loans outstanding at any time.
(c) Limitation on Amount. Loans shall be permissible only from a Participant’s Salary Deferral Account and, effective October 1, 1997, Rollover Account. Loans shall be at least $500 (or, effective October 1, 1998, $1,000) in amount and in no event shall total loans exceed the lesser of (1) 50% of the balance credited to such Participant’s Salary Deferral Account and, effective October 1, 1997, Rollover Account, or (2) $50,000, less the excess of the highest outstanding balance of all loans from the Plan during the one-year period ending on the day before the date on which the loan is made over the outstanding balance of loans made to the Participant on the date such loan is made. Loans under any other qualified plan sponsored by the Employer shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.
(d) Equality of Borrowing Opportunity. Loans shall be available to all Participants and Beneficiaries who are parties in interest on a reasonably equivalent basis, provided, however, that the Trustee may make reasonable distinctions among prospective borrowers on the basis of credit worthiness. Subject to considerations relating to a Participant’s or Beneficiary’s credit worthiness and ability or deemed ability to repay the loan, loans shall not be made available to Participants or Beneficiaries who are or were Highly Compensated Employees in an amount (when calculated as a percentage of the borrower’s Salary Deferral Account and, effective October 1, 1997, Rollover Account under the Plan) greater than the amount (similarly calculated) available to other Participants. In addition, loans shall not be made to the extent the Retirement Committee determines, in accordance with the provisions of Section 10.06(b), that the loan is requested on account of an immediate and heavy financial need of the Participant, the loan is necessary to satisfy such financial need, and the amount necessary to satisfy such financial need exceeds the limitations of Section 11.01(c).

Sec. 11.02 Loans as Trust Fund Investments. All loans shall be considered as fixed income investments of a segregated account of the Trust Fund directed by the borrower. Accordingly, the following conditions shall prevail with respect to each such loan:
(a) Security. All loans shall be secured by the pledge of one-half of the Participant’s or Beneficiary’s entire interest in the Trust Fund, and by the pledge of such further collateral as the Retirement Committee, in its discretion, deems necessary to assure repayment of the borrowed amount and all interest to be accrued thereon in accordance with the terms of the loan.
(b) Interest Rate. Interest shall be charged at a rate to be fixed by the Retirement Committee and, in determining the interest rate, the Retirement Committee shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.
(c) Loan Term. Loans shall be for terms not to exceed five (5) years, except that loans taken for the purpose of acquiring any dwelling unit which is to be used as a principal residence of the Participant may be for periods longer than five (5) years; provided, however, that if the Participant is absent due to Qualified Military Service, loan repayments shall be suspended during such absence and shall resume following the completion of the period of Qualified Military Service. Any such resumed payments shall be made, following the period of Qualified Military Service, at least as frequently as, and in amount not less than, the original loan payments. In the event of a period of Qualified Military Service, the term of the loan may be extended by a period not to exceed the original term of the loan plus the period of Qualified Military Service.
To the extent that a Participant or Beneficiary becomes entitled to the payment of benefits under Section 10.01, 10.02, 10.03 or 10.04, the outstanding balance of any loans shall become immediately due and payable and the Participant or Beneficiary may satisfy the loan by paying the outstanding balance in full. To the extent the outstanding balance is not repaid, the amount of any outstanding loan shall be deducted from the vested portion of the Participant’s Account before any benefit is distributed. In the case of a benefit which becomes payable to the Participant or a Beneficiary pursuant to Section 10.01, 10.02, 10.03 or 10.04, the deduction described in the preceding sentence shall occur on the earliest date on which the Participant or Beneficiary could receive payment of such benefit, had the proper application been filed or election been made, regardless of whether or not payment is actually made.
(d) Default and Remedies. If not paid as and when due, any such outstanding loan or loans may be deducted from any benefit which is or becomes payable to the borrower or his Beneficiary, and any other security pledged shall be sold by the Trustee at public or private sale as soon as is practicable after such default. The proceeds of any sale shall first be applied to pay the expenses of conducting the sale, including reasonable attorneys’ fees, and then to pay any sums due from the borrower to the Trust Fund, with such payment to be applied first to accrued interest and then to principal. The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant.

(e) Loan Statement. Every Participant or Beneficiary receiving a loan hereunder will receive a statement from the Retirement Committee clearly reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges. The statement will provide all information required to meet applicable “truth-in-lending” laws.
(f) Restriction on Loans. The Retirement Committee will not approve any loan if it is the belief of the Retirement Committee that such loan, if made, would constitute a prohibited transaction (within the meaning of section 406 of ERISA or section 4975(c) of the Code), would constitute a distribution taxable for Federal income tax purposes, or would imperil the status of the Plan or any part thereof under section 401(k) of the Code.
(g) Prepayment. Loans may be prepaid in full at any time without penalty, but no such prepayment shall be accepted unless it is a payment of the balance of all outstanding loans or the balance of the outstanding loan which was most recently made to the Participant; provided, however, that effective January 1, 1999, a Participant or Beneficiary may prepay all outstanding loans or the balance of any outstanding loan.
(h) Repayment. Loan repayments to the Plan by the Participant or Beneficiary shall be invested in the Investment Funds on the basis of the Participant’s or Beneficiary’s current investment election under Section 8.02, or the Participant’s or Beneficiary’s most recent investment election if no investment election is currently in effect, unless the Participant or Beneficiary elects otherwise in accordance with rules prescribed by the Retirement Committee. A Participant or Beneficiary may also reamortize a loan; provided, however, that such reamortization results in a reduction in the term of the original loan.
(i) Loan Fees. Fees properly chargeable in connection with a loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Retirement Committee, against the Account of the Participant to whom the loan is granted.

ARTICLE XII
PROVISIONS RELATING TO TOP-HEAVY PLANS
Sec. 12.01 Determination of Top-Heavy Status. The Plan shall be deemed “top-heavy” as to any Plan Year if, as of the Determination Date with respect to such Plan Year, either of the following conditions are met:
(a) The Plan is not part of an Aggregation Group and the Key Employee Ratio under the Plan exceeds sixty percent (60%), or
(b) The Plan is part of an Aggregation Group, and the Key Employee Ratio of such Aggregation Group exceeds sixty percent (60%).
The Plan shall be deemed “super top-heavy” as to any Plan Year if, as of the Determination Date with respect to such Plan Year, the conditions of subsections (a) or (b) hereof are met with ninety percent (90%) substituted for sixty percent (60%) therein.
Sec. 12.02 Top-Heavy Plan Minimum Allocation.
(a) General Rule. The aggregate allocation made under Sections 6.01 and 6.02 of the Plan to the Account of each Active Participant who is a Non-key Employee for any Plan Year in which the Plan is a Top-Heavy Plan and who remained in the employ of the Employer or an Affiliated Company through the end of such Plan Year (whether or not in the status of Employee) shall be not less than the lesser of:
(1) Three percent (3%) of the Statutory Compensation of each such Participant for such Plan Year; or
(2) The percentage of such Statutory Compensation so allocated under Sections 6.01 and 6.02 to the Account of the Key Employee for whom such percentage is the highest for such Plan Year (excluding amounts allocated to the Account of a Key Employee under Section 7.01(c)).
For the purposes of determining whether or not the provisions of this section have been satisfied, (i) contributions or benefits under chapter 2 of the Code (relating to tax on self-employment income), chapter 21 of the Code (relating to Federal Insurance Contributions Act), title II of the Social Security Act, or any other Federal or state law are disregarded; (ii) all defined contribution plans in the Aggregation Group shall be treated as a single plan; and (iii) for Plan Years beginning before January 1, 2002, employer matching contributions under all plans in the Aggregation Group shall be disregarded. For the purposes of determining whether or not the requirements of this Section have been satisfied, contributions allocable to the account of the Participant under any other qualified defined contribution plan that is part of the Aggregation Group shall be deemed to be contributions made under the Plan, and, to the extent thereof, no duplication of such contributions shall be required hereunder solely by reason of this Section. Subparagraph (2) above shall not apply in any Plan Year in which the Plan is part of an

Aggregation Group containing a defined benefit pension plan (or a combination of such defined benefit pension plans) if the Plan enables a defined benefit pension plan required to be included in such Aggregation Group to satisfy the requirements of either section 401(a)(4) or section 410 of the Code.
(b) Exceptions to the General Rule. The provisions of Subsection (a) above shall not apply to any Participant for a Plan Year if, with respect to that Plan Year:
(1) such Participant was an active participant in a qualified defined benefit pension plan sponsored by the Employer or by an Affiliated Company under which plan the Participant’s accrued benefit is not less than the minimum accrued pension benefit that would be required under section 416(c)(1) of the Code, treating such defined benefit pension plan as a Top-Heavy Plan and treating all such defined benefit pension plans as constitute an Aggregation Group as a single plan; or
(2) such Participant was an active participant in a qualified defined contribution plan sponsored by the Employer or by an Affiliated Company under which plan the amount of the employer contribution allocable to the account of the Participant for the accrual computation period of such plan ending with or within the Accrual Computation Period, exclusive of amounts by which the Participant’s compensation was reduced pursuant to a salary reduction agreement or similar arrangement, is not less than the contribution allocation that would be required under section 416(c)(2) of the Code under this Plan.
Sec. 12.03 Top-Heavy Plan Maximum Allocations. Effective for Limitation Years beginning before January 1, 2000, if the Plan is a Super Top-Heavy Plan, or if the Plan is a Top-Heavy Plan which fails to satisfy the additional minimum allocation requirements under Section 12.02 hereof, the definitions of “defined contribution fraction” and “defined benefit fraction” as incorporated by reference in Section 6.05(b) shall be modified as required under section 416 of the Code.
Sec. 12.04 Top-Heavy Vesting Schedule. In the event that the Plan is or becomes a Top-Heavy Plan, the Participant’s vested interest in his Matching Contribution Account and Transfer Account shall be determined under the vesting schedule set forth in Section 9.02 or under the following vesting schedule, whichever results in the Participant having a larger vested interest.

Participant’s Years of Service	Vested Percentage

Less than 2	0%
At least 2, but fewer than 3	20%
At least 3, but fewer than 4	40%
At least 4, but fewer than 5	60%
At least 5, but fewer than 6	80%
6 or more	100%

ARTICLE XIII
RETIREMENT COMMITTEE
Sec. 13.01 Appointment and Tenure. The Retirement Committee shall consist of a committee of one (1) or more persons who shall serve at the pleasure of the Board of Directors. Any committee member may resign by delivering his written resignation to the Company. Vacancies arising by the death, resignation or removal of a committee member shall be filled by the Board of Directors. If the Board fails to act, and in any event, until the Board so acts, the remaining members of the committee may appoint an interim committee member to fill any vacancy occurring on the committee. If no person has been appointed to the committee, or if no person remains on the committee, the Company shall be deemed to be the Retirement Committee.
Sec. 13.02 Meetings; Majority Rule. Any and all acts of the Retirement Committee taken at a meeting shall be by a majority of all members of the committee. The Retirement Committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum) if all members of the committee have been given at least five (5) days’ written notice (or twenty-four (24) hours notice by telephone) of such meeting or have waived notice. The Retirement Committee may also act by unanimous consent in writing without the formality of convening a meeting.
Sec. 13.03 Delegation. The Retirement Committee may, by written majority decision, delegate to each or any one of its number, or to any other duly appointed designee, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the committee, even though he alone may sign any document required by third parties.
The Board of Directors shall appoint the Chairperson of the Retirement Committee. The Chairperson shall preside at all meetings of the committee or shall delegate such responsibility to another committee member. The committee shall elect one person to serve as Secretary to the committee. All third parties may rely on any communication signed by the Secretary, acting as such, as an official communication from the Retirement Committee.
Sec. 13.04 Authority and Responsibility of the Retirement Committee. The Retirement Committee shall be the Plan “administrator” as such term is defined in section 3(16) of ERISA, and as such shall have the following duties and responsibilities:
(a) to maintain and preserve records relating to Plan Participants, former Participants, and their Beneficiaries;
(b) to prepare and furnish to Participants all information and notices required under Federal law or the provisions of this Plan;

(c) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;
(d) to provide directions to the Trustee with respect to the purchase of life insurance, methods of benefit payment, valuations at dates other than regular Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;
(e) to determine all questions regarding the eligibility of employees and the rights of Participants, Beneficiaries, and Alternate Payees, to make factual determinations; to construe the provisions of the Plan, to correct defects therein and to supply omissions thereto;
(f) to engage assistants and professional advisers;
(g) to arrange for bonding, if required by law;
(h) to provide procedures for determination of claims for benefits;
(i) to determine whether any domestic relations order constitutes a Quadro (as defined in Section 10.10) and to take such action as the Retirement Committee deems appropriate in light of such domestic relations order;
(j) to make such determinations as are required pursuant to the provisions of Sections 10.06 and 10.07 hereof; and
(k) to retain records on elections and waivers by Participants, their spouses and their Beneficiaries, all as further set forth herein.
Sec. 13.05 Reporting and Disclosure. The Retirement Committee shall keep all individual and group records relating to Plan Participants and Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employer and to each Participant and Beneficiary for examination during normal business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and those records and documents relating to all Participants generally. The Retirement Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Retirement Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by this Plan.
Sec. 13.06 Construction of the Plan. The Retirement Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Retirement Committee shall have full discretionary power and authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations, and to determine all questions arising in the administration, interpretation and application of the Plan. The Retirement Committee shall correct any defect, reconcile any inconsistency, or supply any omission with respect to the Plan. All such determinations, corrections, reconciliations, interpretations and completions of Plan provisions shall be final, binding and conclusive upon the parties, subject only to determinations by the Named Appeals Fiduciary with respect to denied claims for benefits.
Sec. 13.07 Engagement of Assistants and Advisers. The Retirement Committee shall have the right to hire, at the expense of the Trust Fund, such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to:
(a) investment managers and/or advisers;
(b) accountants;
(c) actuaries;
(d) attorneys;
(e) consultants;
(f) clerical and office personnel; and
(g) medical practitioners.
The expenses incurred by the Retirement Committee in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Trust Fund at the direction of the Retirement Committee. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Trust Fund from the obligation of bearing such expenses. Payment of any such expenses by the Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses.
Sec. 13.08 Bonding. The Retirement Committee shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by the Plan.
Sec. 13.09 Compensation of the Retirement Committee. The Retirement Committee shall serve without compensation for its services as such, but all expenses of the Retirement Committee shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.
Sec. 13.10 Indemnification of the Retirement Committee. Each member of the committee constituting the Retirement Committee shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service as Retirement Committee except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the committee member may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the committee member may be entitled pursuant to the bylaws of the Company. Service on the committee as a Retirement Committee shall be deemed in partial fulfillment of the committee member’s function as an employee, officer and/or director of the Company, if he serves in that capacity as well as in the role of committee member.

ARTICLE XIV
ALLOCATION AND DELEGATION OF AUTHORITY
Sec. 14.01 Authority and Responsibilities of the Board of Directors. The Board of Directors, acting directly or through a committee of its members, shall serve as a “Named Fiduciary” having the following (and only the following) authority and responsibility:
(a) to establish, and communicate to the Trustee through the Retirement Committee, a funding policy for the Plan;
(b) to appoint the Trustee and the Retirement Committee and to monitor each of their performances; and
(c) to appoint an Investment Manager (or to refrain from such appointment), to monitor the performance of the Investment Manager so appointed, and to terminate such appointment (more than one Investment Manager may be appointed and in office at any time pursuant hereto).
Sec. 14.02 Authority and Responsibilities of the Retirement Committee. The Retirement Committee shall have the authority and responsibilities imposed by Article XIV hereof. With respect to the said authority and responsibility, the Retirement Committee shall be a “Named Fiduciary”, and as such, shall have no authority and responsibility other than as granted in the Plan, or as imposed by law.
Sec. 14.03 Authority and Responsibilities of the Trustee. The Trustee shall have the powers and duties set forth in the Trust Agreement.
Sec. 14.04 Limitations on Obligations of Named Fiduciaries. No Named Fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary’s authority or delegated responsibility.

ARTICLE XV
CLAIMS PROCEDURES
Sec. 15.01 Application for Benefits. Each Participant and/or Beneficiary believing himself or herself eligible for benefits under the Plan shall apply for such benefits by completing and filing with the Retirement Committee an application for benefits on a form supplied by the Retirement Committee. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Retirement Committee deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location of residence shall be required of all applicants for benefits.
Sec. 15.02 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing or electronically by the Retirement Committee. The notice advising of the denial shall be furnished to the Participant, Beneficiary or Alternate Payee within ninety (90) days of receipt of the benefit claim by the Retirement Committee, unless special circumstances require an extension of time to process the claim. If an extension is required, the Retirement Committee shall provide notice of the extension prior to the termination of the ninety (90) day period. In no event may the extension exceed a total of one hundred eighty (180) days from the date of the original receipt of the claim. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant, Beneficiary, or Alternate Payee, as the case may be, of the procedure for the appeal of such denial and the time limits applicable to such procedures, including for claims filed on or after January 1, 2002, a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review. All appeals shall be made by the following procedure:
(a) The Participant or Beneficiary whose claim has been denied shall file with the Retirement Committee a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Retirement Committee of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. The Participant or Beneficiary may request a hearing. Appeals not timely filed shall be barred.
(b) In the event the Participant or Beneficiary requests a hearing, the Retirement Committee shall, within thirty (30) days of receipt of the Participant’s or Beneficiary’s request for a hearing, establish a hearing date on which the Participant or Beneficiary may make an oral presentation to the Named Appeals Fiduciary in support of his appeal. In connection with such appeal, the Participant, Beneficiary or Alternate Payee shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. The Participant or Beneficiary shall be given not less than ten (10) days’ notice of the date set for the hearing.

(c) The Named Appeals Fiduciary shall consider the merits of the claimant’s written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant, without regard as to whether such information was submitted or considered in the initial determination. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his interest, and the Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant’s written presentation had been made.
(d) The Named Appeals Fiduciary shall render a determination upon the appealed claim which determination shall be accompanied by a written or electronic statement setting forth (1) the reasons therefor, (2) specific references to the pertinent Plan provisions on which the decision is based, (3) a description of the claimant’s right to, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits, (4) a description of any voluntary appeal procedures offered by the Plan and (5) a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA. Any determination rendered by the Named Appeals Fiduciary shall be final and binding upon all parties.
The determination so rendered shall be binding upon all parties.
Sec. 15.03 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named by the Retirement Committee as the Named Appeals Fiduciary. Named Appeals Fiduciaries may at any time be removed by Retirement Committee. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a “named fiduciary” within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

ARTICLE XVI
AMENDMENT AND TERMINATION
Sec. 16.01 Amendment. The provisions of the Plan may be amended at any time and from time to time by the Company, provided, however, that:
(a) No amendment shall increase the duties or liabilities of the Retirement Committee or of the Trustee without the consent of that party;
(b) No amendment shall deprive any Participant or Beneficiary of any of the benefits to which he is entitled under the Plan with respect to contributions previously made, decrease the balance in any Participant’s Account, or result in the elimination or reduction of a benefit “protected” under section 411(d)(6) of the Code;
(c) No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Participants and their Beneficiaries or to meet the administrative expenses of the Plan, except as may be specifically authorized by statute or regulation.
Each amendment shall be approved by the Board of Directors by resolution or by written instrument executed by its duly appointed delegatee. Notwithstanding the foregoing, the Retirement Committee may adopt any amendment to the Plan as it shall deem necessary or appropriate to maintain compliance with current law or regulation, or correct errors or omissions in the Plan document.
Each Employer by its adoption of the Plan, delegates to the Board of Directors, or its duly appointed delegatee, the full power and authority to amend the Plan as aforesaid, in its stead and on its behalf.
Sec. 16.02 Plan Termination.
(a) Right Reserved. While it is the Company’s intention to continue the Plan indefinitely in operation, the right is, nevertheless, reserved to terminate the Plan in whole or in part, by or pursuant to formal action taken by the Board of Directors. Whole or partial termination of the Plan shall result in full and immediate vesting in each affected Participant of the entire amount standing to his credit in his Account, and there shall not thereafter be any forfeitures with respect to any such affected Participant for any reason. Plan termination shall be effective as of the date specified by resolution of the Board of Directors, subject, however, to the provisions of Section 16.04 hereof.
(b) Effect on Participants. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under the Plan, no termination shall cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants, Beneficiaries and Alternate Payees or to

meet the administrative expenses of the Plan. Upon termination of the Plan, Accounts shall be distributed in accordance with applicable law.
Sec. 16.03 Complete Discontinuance of Employer Contributions. While it is the Company’s intention to make substantial and recurrent contributions to the Trust Fund pursuant to the provisions of the Plan, the right is, nevertheless, reserved to at any time completely discontinue Employer contributions. Such complete discontinuance shall be established by resolution of the Board of Directors and shall have the effect of a termination of the Plan, as set forth in Section 16.02, except that the Trustee shall not have the authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Company of instructions to dissolve the Trust Fund pursuant to Section 16.02.
Sec. 16.04 Suspension of Employer Contributions. The Company shall have the right at any time, and from time to time, to suspend Employer contributions to the Trust Fund pursuant to the Plan. Such suspension shall have no effect on the operation of the Plan except as set forth below:
(a) If the Board of Directors determines by resolution that such suspension shall be permanent, a permanent discontinuance of contributions will be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.
(b) If such suspension becomes a plan termination, a complete discontinuance of contributions will be imputed. In such case, the permanent discontinuance, with resultant full vesting for all affected Participants, shall be deemed to have occurred on the earlier of:
(1) the date specified by resolution of the Board of Directors or established as a matter of equity by the Retirement Committee, or
(2) the last day of the first Plan Year which meets both of the following criteria: (A) no Employer contributions were made for that, or for any subsequent Plan Year, and (B) there existed for such Plan Year Net Income out of which Employer contributions could have been made, and the existence of such Net Profits was known to the Board of Directors in time to make deductible contributions for such Plan Year.
Sec. 16.05 Mergers and Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer in the Plan in which he was then a Participant (had such Plan been terminated at that time). For the purposes hereof, former Participants and Beneficiaries shall be considered Participants.

ARTICLE XVII
MISCELLANEOUS PROVISIONS
Sec. 17.01 Nonalienation of Benefits.
(a) Except as provided in Section 17.01(b), or pursuant to an order of a court of competent jurisdiction to the contrary, none of the payments, benefits or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant or Beneficiary. Except as provided in Section 17.01(b), no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as hereinabove provided.
(b) Compliance with the provisions and conditions of (1) any Quadro pursuant to Section 10.10, (2) a federal tax levy made pursuant to section 6331 of the Code or (3) effective August 5, 1997, subject to the provisions of section 4.01(a)(13) of the Code, a judgement relating to the Participant’s conviction of a crime involving the Plan, or a judgment, order, decree or settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or an alleged violation) of part 4 of subtitle B of title I of ERISA shall not be considered a violation of this provision.
Sec. 17.02 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.
Sec. 17.03 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
Sec. 17.04 Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future and all persons for whose benefit there exists any Quadro (as defined in Section 10.10) with respect to any Participant (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts the Plan).
Sec. 17.05 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

Sec. 17.06 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.
Sec. 17.07 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law, which shall otherwise control.
Sec. 17.08 Funding Policy. The Board of Directors, or a committee of its members, shall establish, and communicate through the Retirement Committee to the Trustee, a funding policy consistent with the objectives of the Plan and of the Trust Fund. Such policy will be in writing and shall have due regard for the emerging liquidity needs of the Trust Fund. Such funding policy shall also state the general investment objectives of the trusts and the philosophy upon which maintenance of the Plan is based.
Sec. 17.09 Title to Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant or out of the assets of the Trust Fund. All payments of benefits as provided for in the Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.
Sec. 17.10 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Retirement Committee, the Employer and all other parties with respect thereto.
Sec. 17.11 Reliance on Data and Consents. The Employer, the Trustee, the Retirement Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his or her Beneficiaries, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, the Trustee, the Retirement Committee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants and Beneficiaries to advise the appropriate parties of any change in such data.
Sec. 17.12 Lost Payees. A benefit shall be deemed forfeited if the Retirement Committee is unable to locate a Participant, a spouse or a Beneficiary to whom payment is due,

provided, however, that such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.
IN WITNESS WHEREOF, and as evidence of the adoption of this Plan, the Company has caused the same to be executed by its duly authorized representative this 19th day of February, 2003.

ATTEST:	UGI UTILITIES, INC.

/s/ Brendan P. Bovaird	By:	/s/ J. Budd
Secretary	Title:	V.P. Human Resources

APPENDIX A
PARTICIPATING EMPLOYERS
UGI Development Company
UGI Corporation
UGI Enterprises
UGI Energy Services, Inc.
UGI Properties
Hearth USA (participation discontinued 12/31/01)

AMENDMENT 2004-1
TO THE
UGI UTILITIES, INC. SAVINGS PLAN
Pursuant to Section 16.01 of the UGI Utilities, Inc. Savings Plan (the “Plan”), the Plan is hereby amended, effective January 1, 2003, except as otherwise provided below, as follows:
1. Effective March 1, 2004, Section 2.19 of the Plan is amended to read as follows:
“Sec. 2.19 ‘Employee’ shall mean each person in the employ of the Employer, other than (i) any person in a category of employees excluded from coverage under the Plan by the terms of an Adoption Agreement, (ii) any person whose terms and conditions of employment are determined through collective bargaining with a third party if the issue of retirement benefits has been a bona fide subject of collective bargaining, unless the collective bargaining agreement provides for the inclusion of such person as a Participant in the Plan, (iii) any person who, as to the United States, is a non-resident alien with no U.S. source income from the Employer, (iv) any person who is a leased employee within the meaning of section 414(n) or 414(o) of the Code and the regulations thereunder, (v) any person whom the Employer determines, in its sole discretion based on the criteria set forth in Treasury Regulation §31.3401(c)-1, is not a common law employee, and (vi) any person hired or transferred into jobs related to the HVAC operations of the Employer on or after March 1, 2004.”
2. Effective January 1, 2004, Section 6.02 of the Plan is amended to read as follows:
“Sec. 6.02 Allocation of Matching Contributions.
(a) Matching Contributions made pursuant to Section 4.01(b) in respect of an Employer shall be allocated, as of the last day of the Plan Year, to the Matching Contribution Accounts of all Active Participants of such Employer eligible for an allocation thereof determined in accordance with Section 6.03, by crediting each such Active Participant’s Matching Contribution Account with an amount determined by multiplying the amount of such contribution by a fraction, the numerator of which is such Participant’s Salary Deferrals and Voluntary Participant Contributions of up to six percent (6%) of Compensation as an Active Participant for such Plan Year and the denominator of which is the aggregate Salary Deferrals and Voluntary Participant Contributions of up to six percent (6%) of Compensation as an Active Participant of all such Participants for such Plan Year. Any Matching Contribution made pursuant to Section 4.01(b) in respect of a Plan Year that is in excess of twenty-five percent (25%) of the Salary Deferrals and Voluntary Participant Contributions of up to six percent (6%) of Compensation of those Active Participants eligible for an allocation hereunder, shall be allocated by crediting each such Active Participant with an amount determined by multiplying the amount of such excess contribution by a fraction, the numerator of which is such Participant’s Salary Deferrals and Voluntary Participant Contributions of up to three percent (3%) of Compensation as an Active Participant for each Plan Year and the denominator of which is the aggregate Salary Deferrals and Voluntary Participant Contributions of up to three percent (3%) of Compensation as an Active Participant of all such Participants for such Plan Year.
(b) Notwithstanding the foregoing, Matching Contributions made pursuant to Section 4.01(b) in respect of UGI Energy Services, Inc. shall be allocated, as of the last day of the Plan Year, to the Matching Contribution Accounts of all Active Participants of such Employer eligible for an allocation thereof determined in accordance with Section 6.03, by crediting each such Active Participant’s Matching Contribution Account with an amount determined by multiplying the amount of such contribution by a fraction, the numerator of which is such Participant’s Salary Deferrals and Voluntary Participant Contributions of up to six percent (6%) of Compensation as an Active Participant for such Plan Year and the denominator of which is the aggregate Salary Deferrals and Voluntary Participant Contributions of up to six percent (6%) of Compensation as an Active Participant of all such Participants for such Plan Year; provided, however, that the Matching Contributions allocated to a Participant who is covered by the UGI Energy Services, Inc. Supplemental Executive Retirement Plan during the Plan Year shall be calculated under subsection (a) above.
(c) Matching Contributions made pursuant to Section 4.01(b)(2) in respect of an Employer shall be allocated to the Matching Contribution Accounts of all Participants who have made Salary Deferrals under Section 7.01(b), by crediting each such Participant’s Matching Contribution Account with an amount equal to the amount of Matching Contributions that would have been allocated to the Participant had such Salary Deferrals been made during the period of Qualified Military Service. The Matching Contributions described in this subsection (b) shall be subject to the limitations described in the Plan for the Plan Year to which such contributions relate.
(d) If the allocation of a Matching Contribution to a Participant’s Matching Contribution Account exceeds the maximum amount permissible pursuant to Section 4.05 for any Plan Year then, prior to the close of the following Plan Year, such excess amounts (and to the extent required any income allocable thereto) shall be distributed or forfeited as the case may be, in accordance with Section 4.06, any other provision of the Plan to the contrary notwithstanding.”
3. Effective January 1, 2004, Section 7.01(c) of the Plan is amended to read as follows:
“(c) A Participant who has attained, or will attain age 50 prior to the end of a Plan Year may elect to reduce his Compensation by an amount equal to from one (1%) to fifty percent (50%), in whole percentages, of his Compensation; provided, however, that (1) Salary Deferrals shall not be treated as contributed pursuant to this subsection (c) unless the Participant is unable to make additional Salary Deferrals for the Plan Year

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under subsection (a) due to limitations imposed by the Plan or applicable federal law and (2) the amount contributed pursuant to this subsection (c) for any Plan Year and, to the extent required by Treasury regulations, any other elective deferrals contributed on the Participant’s behalf pursuant to section 414(v) of the Code for the Plan Year shall not exceed the lesser of (A) $1,000 (or such other amount as may be applicable under section 414(v) of the Code) or (B) the excess of the Participant’s Statutory Compensation for the Plan Year over the Salary Deferrals contributed on the Participant’s behalf under Sections 7.01(a) and (b) for the Plan Year. Salary Deferrals under this subsection (b) shall not be subject to the limitations described in Sections 6.03, 7.05 or 7.06.”
4. Section 10.07 of the Plan is amended to read as follows:
“Sec. 10.07 Required Distribution Dates.
(a) Except as otherwise provided in this Section, the Benefit Commencement Date for any Participant shall not be later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant attains his Normal Retirement Date, (ii) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant terminates employment with the Employer and all Affiliated Companies. Notwithstanding any provision in the Plan to the contrary, a Participant’s Benefit Commencement Date shall not be later than April 1 of the calendar year next following the later of (A) the calendar year in which the Participant attains age 70 1/2 or (B) the calendar year in which the Participant terminates employment with the Employer and all Affiliated Companies in the case of a Participant who is not a Five-percent Owner. Notwithstanding any provision in the Plan to the contrary, any distributions under the Plan shall otherwise comply with the requirements of section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit requirements of proposed Treas. Reg. §1.401(a)(9)-2 (or (1) effective January 1, 2001, proposed Treas. Reg. §1.401(a)(9)-5 or (2) effective January 1, 2003, Treas. Reg. §1.401(a)(9)-5). The Benefit Commencement Date with respect to any benefit payable pursuant to Section 10.02 shall be no later than December 31 of the year containing the fifth anniversary of the date of the Participant’s death.
(b) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the final Treasury Regulations under section 401(a)(9) of the Code that were published on April 17, 2002.”

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IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, UGI Utilities, Inc. has caused the same to be executed by its duly authorized representative effective January 1, 2004.

ATTEST:	UGI UTILITIES, INC.

/s/ Margaret M Calabrese	By:	/s/ J. Budd
Secretary	Title:	V.P. Human Resources

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AMENDMENT 2006-1
TO THE
UGI UTILITIES, INC. SAVINGS PLAN
Pursuant to Section 16.01 of the UGI Utilities, Inc. Savings Plan (the “Plan”), the Plan is hereby amended, effective January 1, 2006, except as otherwise provided below, as follows:
1. Section 2.02 of the Plan is amended to read as follows:
“Sec. 2.02 ‘Actual Deferral Percentage’ shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of Salary Deferrals allocated on behalf of the Employee as of a date within the Plan Year (excluding any Salary Deferrals (i) taken into account in determining the Average Contribution Percentage described in Section 2.09, (ii) distributed to an Active Participant who is not a Highly Compensated Employee pursuant to a claim or deemed claim for distribution under Section 7.05, (iii) returned to the Participant pursuant to Section 6.05, (iv) which do not relate to Compensation that either (a) would have been received by the Employee in the Plan Year, but for the Employee’s Salary Deferral election pursuant to Section 7.01, or (b) is attributable to services performed by the Employee in the Plan Year and, but for the Employee’s Salary Deferral election pursuant to Section 7.01, would have been received by the Employee within two and one-half months after the close of the Plan Year or (v) contributed pursuant to Section 7.01(c)) to the Employee’s Statutory Compensation for the Plan Year; provided, however, that the Retirement Committee may elect, in a nondiscriminatory manner, to consider only that Statutory Compensation paid to the Employee while he was a Participant in the Plan. For purposes of this Section 2.02, Salary Deferrals shall be considered allocated on behalf of an Employee as of a date within a Plan Year if the allocation is not contingent upon the Employee’s participation in the Plan or performance of services on any date subsequent to such date, and the Salary Deferral is actually paid to the Trust no later than the close of the following Plan Year. The Actual Deferral Percentage with respect to any Highly Compensated Employee shall be determined by treating all plans of the Employer or an Affiliated Company in which the Highly Compensated Employee is eligible to participate (excluding plans that are not permitted to be aggregated under Treasury Regulation section 1.401(k)-1(b)(4)) as a single plan.”
2. Section 2.18 of the Plan is amended to read as follows:
“Sec. 2.18 ‘Contribution Percentage’ shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of the sum of Voluntary Participant Contributions (including Salary Deferrals recharacterized as Voluntary Participant Contributions pursuant to Section 7.07) and Matching Contributions to the extent such Matching Contributions constitute a matching contribution within the meaning of section 401(m)(4)(A) of the Code (excluding any portion of a Matching

Contribution that exceeds the greatest of (a) 5% of the Participant’s Statutory Compensation, (b) the Participant’s Salary Deferrals for the Plan Year or (c) the amount determined by multiplying 2 times the Participant’s Salary Deferrals for the Plan Year by the Plan’s representative matching rate (as determined under Treas. Reg. §1.401(m)-2(a)(5)(ii)), on behalf of the Employee for the Plan Year to the Employee’s Statutory Compensation for the Plan Year; provided, however, that the Retirement Committee may elect, in a nondiscriminatory manner, to consider only that Statutory Compensation paid to the Employee while he was a Participant in the Plan. The Contribution Percentage with respect to any Highly Compensated Employee shall be determined by treating all plans of the Employer or an Affiliated Company in which the Highly Compensated Employee is eligible to participate (excluding plans that are not permitted to be aggregated under Treasury Regulation section 1.401(m)-1(b)(4)) as a single plan. For purposes of determining the Contribution Percentage, the Employer or the Retirement Committee may take into account, in accordance with Treasury Regulations, Salary Deferrals made pursuant to Article VII (excluding Salary Deferrals contributed pursuant to Section 7.01(c)).”
3. Section 4.06(d) of the Plan is amended to read as follows:
“(d) Any distribution or forfeiture of Voluntary Participant Contributions or Matching Contributions necessary pursuant to subsection (b) shall include a distribution or forfeiture of the income, if any, allocable to such distributed or forfeited contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year plus the allocable gain or loss for the period between the end of the Plan Year and the date of distribution or forfeiture (or a date that is no more than 7 days prior to the date of distribution or forfeiture), and shall be determined in a manner consistent with Treasury Regulations, using a uniformly applicable method determined by the Retirement Committee.”
4. Section 7.07(c) of the Plan is amended to read as follows:
“(c) Any distribution or recharacterization of Salary Deferrals necessary pursuant to subsection (b) shall include a distribution or recharacterization of the income, if any, allocable to such distributed or recharacterized contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year plus the allocable gain or loss for the period between the end of the Plan Year and the date of distribution or forfeiture (or a date that is no more than 7 days prior to the date of distribution or forfeiture), and shall be determined in a manner consistent with Treasury Regulations, using a uniformly applicable method determined by the Retirement Committee.”
5. Effective March 28, 2005, Section 10.05 of the Plan is amended to read as follows:

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“Sec. 10.05 Timing of Distributions.
(a) No distribution shall be made to any Participant pursuant to Section 10.01, 10.03, or 10.04 prior to his Normal Retirement Date where the amount to be distributed exceeds $1,000.
(b) A Participant’s benefit, determined as of the Valuation Date coincident with or immediately preceding the date of distribution, will be distributed pursuant to Section 10.01, 10.03 or 10.04 as soon as practicable following the Participant’s Normal Retirement Date. Notwithstanding the foregoing, a Participant may elect to have distribution commence as soon as practicable following the receipt of the Participant’s benefit distribution form. Any election to receive a distribution of benefits hereunder shall be made on such forms and in such manner as may be prescribed by the Retirement Committee. If sections 401(a)(11) and 417 of the Code do not apply to a distribution, distribution shall commence less than thirty (30) days after receipt of the notice described herein, provided the Participant has been notified that he has a right to a period of at least thirty (30) days to elect a distribution and the Participant, after receiving such notice, affirmatively elects a distribution.
(c) Where the amount to be distributed to a Participant prior to his Normal Retirement Date pursuant to Section 10.01, 10.03, or 10.04 does not exceed $1,000, such benefit will be distributed as soon as practicable following the date the Participant becomes so entitled to receive a distribution.
(d) A Participant’s benefit, determined as of the Valuation Date coincident with or immediately preceding the date of distribution, will be distributed pursuant to Section 10.02 as soon as practicable following the Participant’s death. Notwithstanding the foregoing, distribution shall be made to the Beneficiary no later than December 31 of the calendar year containing the fifth anniversary of the date of the Participant’s death or, if the Beneficiary is the Participant’s spouse, no later than December 31 of the later of (i) the calendar year following the year of the Participant’s death or (ii) the calendar year in which the Participant would have attained age 70 1/2.”
6. Section 10.06(b)(1) of the Plan is amended to read as follows:
“(1) A distribution is on account of an immediate and heavy financial need of a Participant when the distribution is on account of:
(i) expenses necessary or incurred for medical care described in section 213(d) of the Code for the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in section 152 of the Code, without regard to section 152(b)(1), (b)(2) and (d)(1)(B) of the Code), determined without regard to the requirement that such expenses exceed 7.5% of adjusted gross income;

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(ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
(iii) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents (as defined in section 152 of the Code, without regard to section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);
(iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the employee’s principal residence;
(v) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code, without regard to section 152(d)(1)(B) of the Code); or
(vi) expenses relating to the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to the requirement that such losses exceed 10% of adjusted gross income).”
7. The last paragraph of Section 10.06 of the Plan is amended to read as follows:
“This listing automatically shall be expanded, without the necessity of any amendment of this subsection, to include additional methods upon publication by the Commissioner of the Internal Revenue of revenue rulings, notices and other documents of general applicability expanding the listing in Treasury Regulation section 1.401(k)-1(d)(3)(iv)(E) of the methods which will always lead to the Retirement Committee’s determination that the hardship distribution will satisfy an immediate and heavy financial need.”
8. Section 10.12(a) of the Plan is amended to read as follows:
“(a) Transfer to Plan of Affiliated Company. Upon becoming eligible to participate in another tax-qualified savings plan maintained by an Affiliated Company, a former Participant shall have his benefit hereunder transferred to such other plan; provided, however, that such transfer shall not violate the provisions of section 411(d)(6) or 401(k) of the Code; and further provided, however, that the Participant’s Accounts under the Plan are invested, prior to the transfer, in Investment Funds comparably constituted to those which are available under the tax-qualified savings plan to which such Accounts shall be transferred. Except as otherwise required by section 411(d)(6) or 401(k) of the Code or regulations issued thereunder, a transferred benefit shall be payable pursuant to the terms of such other plan and shall not be payable hereunder.”

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9. Effective March 28, 2005, the first paragraph of Section 10.12(b) of the Plan is amended to read as follows:
“(b) Optional Trustee-to-Trustee Transfers. In the event any payment or payments to be made under the Plan to a Participant, a Beneficiary who is the surviving spouse of a Participant, or an Alternate Payee who is the former spouse or spouse of a Participant, would constitute an ‘eligible rollover distribution,’ such individual may request that such payment or payments be transferred directly from the Trust to the trustee of an ‘eligible retirement plan.’ Any such request shall be made in accordance with procedures prescribed by the Retirement Committee for such purpose, at such time in advance as the Retirement Committee may specify.”
IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, UGI Utilities, Inc. has caused the same to be executed by its duly authorized representative as of this 17TH day of MARCH 2006.

ATTEST:	UGI UTILITIES, INC.

/s/ Margaret M Calabrese	By:	/s/ J. Budd
Secretary	Title:	V.P. HUMAN RESOURCES — UTILITIES

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AMENDMENT 2006-2
TO THE
UGI UTILITIES, INC. SAVINGS PLAN
Pursuant to Section 16.01 of the UGI Utilities, Inc. Savings Plan (the “Plan”), the Plan is hereby amended, effective January 1, 2004, as follows:
1. Section 4.05 of the Plan is amended by adding the following provision to the end thereof to read, in its entirety, as follows:
“(f) To the extent the Plan applies section 410(b)(4)(B) of the Code when determining whether the Plan complies with section 410(b)(1) of the Code, the Plan shall be disaggregated and treated as two separate arrangements, one covering all Employees who have met the age and service requirements of section 410(a)(1) of the Code and one covering all Employees who have not met the age and service requirements under section 410(a)(1) of the Code, for purposes of Sections 4.05(a) and (b) above.”
2. Section 7.06 of the Plan is amended by adding the following provision to the end thereof to read, in its entirety, as follows:
“(e) To the extent the Plan applies section 410(b)(4)(B) of the Code when determining whether the Plan complies with section 410(b)(1) of the Code, the Plan shall be disaggregated and treated as two separate arrangements, one covering all Employees who have met the age and service requirements of section 410(a)(1) of the Code and one covering all Employees who have not met the age and service requirements under section 410(a)(1) of the Code, for purposes of Section 7.06(a) above.”
IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, UGI Utilities, Inc. has caused the same to be executed by its duly authorized representative as of this 17TH day of JULY 2006.

ATTEST:	UGI UTILITIES, INC.

/s/ Margaret M Calabrese	By:	/s/ J. Budd

Secretary		Title: VPHR

AMENDMENT 2006-2
TO THE
UGI UTILITIES, INC. SAVINGS PLAN
Pursuant to Section 16.01 of the UGI Utilities, Inc. Savings Plan (the “Plan”), is hereby amended, effective January 1, 2007, as follows:
1. Section 4.01(b) of the Plan is hereby amended to add the following new sentence to the end thereof to read as follows:
“Matching Contributions, if any, that are contributed by the Employer pursuant to this Section 4.01(b) shall be allocated to the Matching Contribution Accounts of Participants pursuant to Section 6.02(a).”
2. Section 6.02(a) of the Plan is hereby amended to read as follows:
“(a) Effective January 1, 2007, Matching Contributions made pursuant to Section 4.01(b), if any, in respect to an Employer shall be allocated as of each payroll period to the Matching Contribution Account of each Participant who made Salary Deferrals and/or Voluntary Participant Contributions to the Plan during such payroll period in an amount as set forth below unless and until changed by the Board of Directors. (Prior to January 1, 2007, Matching Contributions were allocated as of the last day of the Plan Year to Participants who were Active Participants as of the last day of the Plan Year.)
(1) The amount of Matching Contributions for all Participants in respect of an Employer other than UGI Energy Services shall be equal to 50% of the first 3% of Compensation and 25% of the next 3% of Compensation that a Participant has authorized the Employer to make on his behalf in Salary Deferrals to the Plan or that the Participant has elected to contribute to the Plan as Voluntary Participant Contributions.
(2) The amount of Matching Contributions for Participants in respect of UGI Energy Services (other than a Participant who is covered by the UGI Energy Services, Inc. Supplemental Executive Retirement Plan during the Plan Year) shall be equal to 100% of the first 6% of Compensation that a Participant has authorized the Employer to make on his behalf in Salary Deferrals to the Plan or that the Participant has elected to contribute to the Plan as Voluntary Participant Contributions.
(3) The amount of Matching Contributions for Participants in respect of UGI Energy Services who are covered by the UGI Energy Services, Inc. Supplemental Executive Retirement Plan during the Plan Year shall be equal to 50% of the first 3% of Compensation and 25% of the next 3% of Compensation that a Participant has authorized the Employer to make on his behalf in Salary Deferrals to the Plan or that the

Participant has elected to contribute to the Plan as Voluntary Participant Contributions.”
3. Section 6.02(b) of the Plan is hereby deleted in its entirety and subsections (c) and (d) redesignated as subsections (b) and (c) respectively.
4. Section 6.03 of the Plan is hereby amended to insert, “For Plan Years beginning prior to January 1, 2007” immediately before the beginning of the first sentence.
IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, UGI Utilities, Inc. has caused the same to be executed by its duly authorized representative as of this 28th day of December, 2006.

ATTEST:	UGI UTILITIES, INC.

/s/ Margaret M Calabrese	By:	/s/ J. Budd
Secretary	Title:	V.P. HUMAN RESOURCES — UTILITIES

AMENDMENT 2007-1
TO THE
UGI UTILITIES, INC. SAVINGS PLAN
Pursuant to Section 16.01 of the UGI Utilities, Inc. Savings Plan (the “Plan”), is hereby amended, effective August 22, 2006, as follows:
1. Article II of the Plan is hereby amended to add the following two new Sections immediately following Section 2.49 to read as follows:
“Sec. 2.49A PNG Non-Union Participant” means a former participant of the Southern Union Savings Plan who became a Participant in this Plan on or after August 22, 2006, whose terms and conditions of employment are not governed by a collective bargaining agreement under which retirement benefits have been the subject of good faith bargaining.”
“Sec. 2.49B PNG Union Participant” means a former participant of the Southern Union Savings Plan who became a Participant in this Plan on or after August 22, 2006, whose terms and conditions of employment are governed by a collective bargaining agreement under which retirement benefits have been the subject of good faith bargaining.”
2. Section 2.17(a) of the Plan is hereby amended to read as follows:
“(a) except as otherwise provided below in this definition, the total remuneration paid by the Employer to or on behalf of the Participant during the Plan Year, exclusive of compensation paid or accrued with respect to service performed prior to the date on which the Employee became a Participant. Compensation shall include basic salary or wages, overtime payments, annual incentive bonuses, commissions and all other direct current money compensation (other than long-term incentive plan payments and severance pay), but excluding Employer contributions to this or any other plan of deferred compensation, Employer contributions to Social Security, severance pay of any kind, the value of any non-cash fringe benefits provided by the Employer, amounts paid in reimbursement of, or in lieu of, expenses incurred by the Participant in the performance of his duties, and the value of non-money awards or gifts made by the Employer. Notwithstanding the foregoing, Compensation with respect to any PNG Union Participant shall mean base salary or wages only. Compensation shall be determined prior to giving effect to any Salary Deferral election made pursuant to the terms of this Plan or to any salary reduction election made pursuant to the Company’s Flexible Benefits Plan, which amounts shall include, effective October 1, 1998, any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage, so long as the Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the Employer’s health plan);”

3. Section 2.71, “Year of Service,” is hereby amended to add the following new paragraph (6) to the end of subsection (c) to read as follows:
“(6) Service with PG Energy prior to its acquisition by UGI Penn Natural Gas, Inc. with respect to Employees employed by PG Energy on the acquisition date of August 22, 2006.”
4. Section 4.01(b) of the Plan is hereby amended to add the following new provision as a separate paragraph to the end thereof to read as follows:
“Effective August 22, 2006, Matching Contributions with respect to PNG Union Participants shall be made in accordance with the preceding paragraph, provided however, that the maximum Compensation amount of six percent (6%) as referenced above shall be equal to a maximum of four percent (4%) of Compensation.”
5. Section 6.02(a) of the Plan (first paragraph) is hereby amended to read as follows:
“(a) Effective January 1, 2007, Matching Contributions made pursuant to Section 4.01(b), if any, in respect to an Employer shall be allocated as of each payroll period to the Matching Contribution Account of each Participant who made Salary Deferrals and/or Voluntary Participant Contributions to the Plan during such payroll period in an amount as set forth below unless and until changed by the Board of Directors. (Prior to January 1, 2007, Matching Contributions were allocated as of the last day of the Plan Year to Participants who were Active Participants as of the last day of the Plan Year.). Matching Contributions for PNG Union Participants shall be allocated in accordance with the preceding procedures, provided, however, that for the period commencing August 22, 2006 and ending December 31, 2006, the Matching Contributions shall be allocated as of each week to the Matching Contribution Account of each eligible PNG Union Participant.”
6. Section 6.02(a)(1) of the Plan is hereby amended to read as follows:
“(1) The amount of Matching Contributions for all Participants in respect of an Employer other than UGI Energy Services and PNG Union Participants shall be equal to 50% of the first 3% of Compensation and 25% of the next 3% of Compensation that a Participant has authorized the Employer to make on his behalf in Salary Deferrals to the Plan or that the Participant has elected to contribute to the Plan as Voluntary Participant Contributions.”
7. Section 6.02(a) of the Plan is hereby amended to add the following new subsection (4) immediately following subsection (3) to read as follows:
“(4) The amount of Matching Contributions for Participants in respect of PNG Union Participants shall be equal to 65% of the first 4% of Compensation that a Participant has authorized the Employer to make on his behalf in Salary Deferrals to the Plan.”

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8. Section 8.01 of the Plan is hereby amended to add the following new paragraph immediately before the last paragraph to read as follows:
“Notwithstanding the foregoing, Matching Contributions that are allocated to the Matching Contribution Accounts of PNG Union Participants shall be invested initially in the Vanguard Money Market Prime Fund. Each PNG Union Participant may exchange such amounts for investment in any other Fund offered by the Plan as of any time.”
9. Section 9.02 of the Plan is hereby amended to redesignate subsection “(c)” as “(d)” and to insert the following new subsection (c) to read as follows:
“(c) Notwithstanding the provisions of subsections (a) and (b), a PNG Union Participant’s interest in his Matching Contribution Account shall vest based on his completed Years of Service in accordance with the following schedule:

Completed Years of Service	Vested Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more Years of Service	100%”
10. Section 11.01(b) of the Plan is hereby amended to add the following new sentence to the end thereof to read as follows:
“Notwithstanding the foregoing, a PNG Non-Union Participant and a PNG Union Participant may have three (3) loans outstanding if such Participant borrowed from the Southern Union Savings Plan, had loan balances outstanding as of August 22, 2006 and if the Participant rolled over the outstanding balance of such loans to the Plan. A PNG Non-Union or PNG Union Participant with three (3) loans outstanding from the Southern Union 401(k) Plan that he rolled over to this Plan, may not take an additional loan from the Plan until he has paid off the balance of two of his outstanding loans.”
11. Appendix A of the Plan is hereby amended to add “UGI Penn Natural Gas, Inc.” to the end of the list of Participating Employers.
12. In all respects not amended, the Plan is hereby ratified and affirmed.

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IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, UGI Utilities, Inc. has caused the same to be executed by its duly authorized representative as of this 3rd day of December, 2007.

ATTEST:	UGI UTILITIES, INC.

/s/ Margaret M Calabrese	By:	/s/ J. Budd
Secretary	Title:	V.P. HUMAN RESOURCES — UTILITIES

4

AMENDMENT 2008-1
TO THE
UGI UTILITIES INC. SAVINGS PLAN
Pursuant to Section 16.01 of the UGI Utilities, Inc. Savings Plan (the “Plan”), the Plan is hereby amended, effective July 1, 2008, as follows:
1. Section 8.02 of the Plan is hereby amended by amending the second sentence in its entirety and adding a new sentence at the end thereof to read as follows:
“In the absence of any Participant’s affirmative investment election directing the investment of his Account, a Participant shall be deemed to have elected that his Account be invested in the Vanguard Target Retirement Fund appropriate for the Participant on the basis of the Participant’s assumed retirement age of 65. The Vanguard Target Retirement Fund is the Investment Fund that the Company has designated as the Plan’s “qualified default investment alternative” for purposes of section 404(c)(5) of ERISA.”
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IN WITNESS WHEREOF, and as evidence of the adoption of Amendment 2008-1 to the UGI Utilities, Inc. Savings Plan, UGI Utilities, Inc. has caused the same to be executed by its duly authorized representative as of this 20th day of June, 2008.

ATTEST:		UGI UTILITIES, INC.

/s/ Margaret M Calabrese	By:	/s/ J. Budd

Secretary	Title:	V.P. Human Resources

AMENDMENT 2009-1
TO THE
UGI UTILITIES, INC. SAVINGS PLAN
Pursuant to Section 16.01 of the UGI Utilities, Inc. Savings Plan (the “Plan”), the Plan is hereby amended, effective as of the dates noted below:
1. Effective as of May 1, 2009, Section 4.01(b) of the Plan is amended to add the following new subsection (5) to the end thereof to read as follows:
“(5) For payroll periods beginning on or after May 4, 2009, no amounts shall be contributed to the Plan for Participants who are employed by UGI HVAC Services, Inc. or who serve as Vice President or Vice President-Finance of UGI HVAC Services, Inc.”
2. Effective as of May 1, 2009, Section 6.02(a) of the Plan is amended to add the following new subsection (7) to the end thereof to read as follows:
“(7) For payroll periods beginning on or after May 4, 2009, no amount of Matching Contributions shall be contributed to the Plan for Participants who are employed by UGI HVAC Services, Inc. or who serve as Vice president or Vice President-Finance of UGI HVAC Services, Inc.”
3. Appendix A of the Plan is amended to add the following participating Employer:
“UGI HVAC Services, Inc., with respect to Employees of UGI HVAC Services, Inc. first hired or transferred into jobs with UGI Utilities, Inc.’s HVAC operations before March 1, 2004 (April 1, 2004 in the case of Employees subject to a collective bargaining agreement with the Gas Fitter-Utility Employee Local Union 600 and March 3, 2003 in the case of Employees subject to a collective bargaining agreement with System Council U-22 of IBEW HVAC).”
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IN WITNESS WHEREOF, and as evidence of this Amendment 2009-1 to the UGI Utilities, Inc. Savings Plan, UGI Utilities, Inc. has caused the same to be executed by its duly authorized representative this 18th day of May, 2009.

ATTEST:	UGI UTILITIES, INC.

/s/ Denise M. Bassett	By:	/s/ J. Budd

Title:

AMENDMENT 2009-2
TO THE
UGI UTILITIES, INC. SAVINGS PLAN
Pursuant to Section 16.01 of the UGI Utilities, Inc. Savings Plan (the “Plan”), the Plan is hereby amended, effective September 30, 2009, as follows:
1. A new Section 2.31 of the Plan (“Investment Committee”) is hereby added in its entirety to read as follows and the remainder of Article II is renumbered to reflect such addition:
“Sec. 2.31 “Investment Committee” shall mean the committee named in Section 13.02.”
2. The first sentence in Section 2.40 of the Plan (“Named Fiduciary”) is hereby amended in its entirety to read as follows:
“Named Fiduciary” shall mean the Retirement Committee, the Investment Committee, the Trustee and the Named Appeals Fiduciary.”
3. Section 2.57 of the Plan (“Retirement Committee”) is hereby amended in its entirety to read as follows”
“Sec. 2.57 “Retirement Committee” shall mean the committee named in Section 13.01.”
4. Section 8.01 of the Plan (“Investment of Assets”) is amended to reflect that wherever the term “Retirement Committee” appears, it shall be deleted and the term “Investment Committee” shall be substituted in lieu thereof.
5. Section 8.01 of the Plan (“Investment of Assets”) is amended to reflect that wherever the term “Pension Committee” appears, it shall be deleted and the term “Investment Committee” shall be substituted in lieu thereof.
6. The last sentence in Section 8.10(a) of the Plan (“Fiduciary Responsibility”) is hereby amended in its entirety to read as follows:
“Neither the Company, an Employer, the Pension Committee, the Retirement Committee, the Investment Committee, the Trustee nor any other Plan fiduciary shall be liable for any losses which are the result of investment instructions provided by any Participant, Beneficiary or Alternate Payee.”
7. Article XIII of the Plan (“Retirement Committee”) is amended to be titled as follows:
“Retirement Committee and Investment Committee”

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8. Section 13.01 of the Plan (“Appointment of Retirement Committee”) and the Section title is amended to read as follows:
“Sec. 13.01 Retirement Committee. The Retirement Committee shall consist of (i) the Chief Executive Officer of UGI Utilities, Inc.; (ii) the Chief Financial Officer of UGI Utilities, Inc.; (iii) the Vice-President, Human Resources of UGI Utilities, Inc., (iv) the Manager of Compensation and Benefits of UGI Utilities, Inc.; and (v) the Treasurer of UGI Corporation. All members of the Retirement Committee shall be in the employ of the Company or of an affiliate of the Company.”
9. Section 13.02 of the Plan (“Investment Committee”) is hereby added in its entirety to read as follows and the remainder of Article XIII is renumbered to reflect such addition:
“Sec. 13.02 Investment Committee. The Investment Committee shall consist of (i) the Chief Financial Officer of UGI Corporation; (ii) the Treasurer of UGI Corporation; and (iii) the Vice President-Human Resources of UGI Utilities, Inc. One member of the Investment Committee who is a financial officer, appointed as such by the Investment Committee, shall serve as chairperson of the Investment Committee. All members of the Investment Committee shall be in the employ of the Company or of an affiliate of the Company.”
10. Section 13.03 of the Plan (“Meetings; Majority Rule”) is hereby amended in its entirety to read as follows:
“Sec. 13.03 Meetings; Majority Rule. Any and all acts of the Retirement Committee and any and all acts of the Investment Committee taken at a meeting shall be by a majority of all members of the respective committee. The Retirement Committee and the Investment Committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum) if all members of the committee have been given appropriate advance notice of such meeting or have waived notice. The Retirement Committee and the Investment Committee may also act by unanimous consent in writing without the formality of convening a meeting.”
11. Section 13.04 of the Plan (“Delegation”) is hereby amended in its entirety to read as follows:
“Sec. 13.04 Delegation. The Retirement Committee and the Investment Committee may, by written majority decision, delegate to each or any one of its members, or to any other duly appointed designee, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the committee, even though he alone may sign any document required by third parties.
One member of the Retirement Committee, appointed as such by the Retirement Committee, shall serve as chairperson of the Retirement Committee. One member of the Investment Committee who is a financial officer, appointed as such by the Investment Committee, shall serve as chairperson of the Investment Committee. The chairperson shall preside at all meetings of his or her respective committee or shall delegate such responsibility to another committee member. The Retirement Committee and the Investment Committee shall each elect one person to serve as Secretary to the committee. All third parties may rely on any communication signed by the Secretary, acting as such, as an official communication from the Retirement Committee or the Investment Committee, as applicable.”

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12. New Section 13.06 of the Plan (“Authority and Responsibilities of the Investment Committee”) is hereby added in its entirety to read as follows and the remainder of Article XIII is renumbered to reflect such addition:
“Sec. 13.06 Authority and Responsibilities of the Investment Committee. The Investment Committee shall serve as a “Named Fiduciary” having the following authority and responsibilities:
(a) to appoint the Trustee and monitor its performance; and
(b) to appoint an Investment Manager (or to refrain from such appointment), monitor the performance of the Investment Manager so appointed, and terminate such appointment (more than one Investment Manager may be appointed and in office at any time pursuant hereto).”
13. Section 13.09 of the Plan (“Engagement of Assistants and Advisers”) is hereby amended in its entirety to read as follows:
“Sec. 13.09 Engagement of Assistants and Advisers. The Retirement Committee and the Investment Committee shall have the right to hire, at the expense of the Trust Fund, such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable.
The expenses incurred by the Retirement Committee and the Investment Committee in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Trust Fund at the direction of the Retirement Committee. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Trust Fund from the obligation of bearing such expenses. Payment of any such expenses by the Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses.”
14. Section 13.11 of the Plan (“Compensation of the Retirement Committee”) and the Section title is amended to read as follows:
“Sec. 13.11 Compensation. The members of the Retirement Committee and the Investment Committee shall serve without compensation for their services as such, but all expenses of the Retirement Committee and the Investment Committee shall be

3

paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.”
15. The first sentence of Section 13.12 of the Plan (“Indemnification of the Retirement Committee”) and the Section title is amended to read as follows:
“Sec. 13.12 Indemnification. Each member of the Retirement Committee and the Investment Committee shall be indemnified by the Company against all costs, expenses and liabilities reasonably incurred by such member in connection with any action to which such member may be a party by reason of being a member of the Retirement Committee or the Investment Committee, except for matters as to which such member shall be adjudged in such action to be guilty of self-dealing, willful misconduct or recklessness. The foregoing right to indemnification shall be in addition to such other rights as the member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which a Retirement Committee or Investment Committee member may be entitled pursuant to the bylaws of the Company. Service on the Retirement Committee or Investment Committee shall be deemed to be service as an “indemnified representative” acting in an “indemnified capacity” for purposes of the bylaws of the Company, subject to the exceptions set forth therein.”
16. Section 14.01 of the Plan (“Authority and Responsibilities of the Board of Directors”) shall be deleted and the remainder of Article XIV is renumbered to reflect such deletion.
17. New Section 14.01 of the Plan (“Authority and Responsibilities of the Retirement Committee and the Investment Committee”) is hereby added in its entirety to read as follows and the remainder of Article XIV is renumbered to reflect such addition:
“Sec. 14.01 Authority and Responsibilities of the Retirement Committee and the Investment Committee. The Retirement Committee and the Investment Committee shall have the authority and responsibilities imposed by Article XIII. With respect to the said authority, the Retirement Committee and the Investment Committee shall be a “Named Fiduciary,” and as such, shall have no authority and responsibility other than as granted in the Plan, or as imposed by law.”
18. The second paragraph of Section 16.01 of the Plan (“Amendment”) is hereby amended in its entirety to read as follows:
“Each amendment shall be approved by the Board of Directors by resolution or by written instrument executed by its duly appointed delegatee. Notwithstanding the foregoing, the Retirement Committee may adopt any amendment to the Plan as it shall deem necessary or appropriate to (i) maintain compliance with current laws and regulations; (ii) correct errors and omissions in the Plan document; and (iii) facilitate the administration and operation of the Plan.”
19. The first sentence of Section 16.05 of the Plan (“Merger and Consolidation of Plans”) is hereby amended to add the following new clause at the beginning thereof:

4

“The Board of Directors shall have the authority to merge or consolidate the Plan or to authorize the transfer of assets or liabilities to any other plan; provided, that”
20. The first two sentences of Section 17.11 of the Plan (“Reliance on Data and Consents”) are hereby amended to read as follows:
“Sec. 17.11 Reliance on Data and Consents. The Employer, the Retirement Committee, the Investment Committee, the Trustee, and all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his or her Beneficiaries, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, the Retirement Committee, the Investment Committee, the Trustee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation.”
21. Any numbering and cross reference corrections to reflect this amendment, or appropriate changes to conform other provisions of the Plan to changes made by this amendment shall be made to the Plan as necessary for consistency when this amendment is incorporated into the Plan document.
22. In all respects not amended, the Plan is hereby ratified and affirmed.
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IN WITNESS WHEREOF, and as evidence of this Amendment 2009-2 to the UGI Utilities, Inc. Savings Plan, UGI Utilities, Inc. has caused the same to be executed by its duly authorized representative this 3rd day of December, 2009.

ATTEST:	UGI UTILITIES, INC.

/s/ Denise M. Bassett	By:	/s/ J. Budd

Title:

6

AMENDMENT 2009-3
TO THE
UGI UTILITIES, INC. SAVINGS PLAN
Pursuant to Section 16.01 of the UGI Utilities, Inc. Savings Plan (the “Plan”), the Plan is hereby amended as follows:
1. Effective January 1, 2008, Section 4.06(d) of the Plan is hereby amended by adding the phrase “, with respect to Voluntary Participant Contributions and/or Matching Contributions contributed to the Plan for Plan Years commencing before January 1, 2008,” immediately after the word “plus”.
2. Effective January 1, 2008, Section 7.05(d) of the Plan is hereby amended to delete the second sentence and to amend the last sentence to add the phrase ”, with respect to Salary Deferrals that are contributed to the Plan for Plan Years commencing before January 1, 2008,” immediately after the word “plus”.
3. Effective January 1, 2008, Section 7.07(c) of the Plan is hereby amended to add the phrase ”, with respect to Salary Deferrals that are contributed to the Plan for Plan Years commencing before January 1, 2008,” immediately after the word “plus”.
4. Effective January 1, 2007, Section 10.05(b) of the Plan is hereby amended to add the following new sentence to the end thereof to read as follows:
“A Participant will be provided with information regarding his option to defer payment until a later date including the consequences of electing to receive a distribution currently.”
5. Effective January 1, 2007, Section 10.12(b) of the Plan is hereby amended in its entirety to read as follows:
“(b) Rollovers. A Distributee may elect, at the time and in the manner prescribed by the Retirement Committee, to have any portion of an Eligible Rollover Distribution paid directly to the Distributee in the name of an Eligible Retirement Plan, specified by the Distributee, in a Direct Rollover.
For purposes of this Section 10.12(b), the following definitions shall apply:
(1) Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
(2) Distributee means a Participant. In addition, the Participant’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse. Effective January 1, 2010, Distributee shall also mean a non-Spouse Beneficiary.

(3) Eligible Retirement Plan is (1) a qualified trust within the meaning of section 402 of the Code the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of section 408 of the Code (other than an endowment contract), or (3) an annuity plan within the meaning of section 403(a) of the Code, which is specified by the Distributee in such form and at such time as the Retirement Committee may prescribe. Effective January 1, 2002, an Eligible Retirement Plan shall also mean an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(i)(A) of the Code which shall separately account for the distribution, or an annuity contract described in section 403(b) of the Code.
(4) Eligible Rollover Distribution means a distribution from the Plan, excluding (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual’s designated Beneficiary, or a specified period of ten or more years, (2) any distribution to the extent such distribution is required under Code section 401(a)(9), (3) with respect to distributions made prior to January 1, 2002, any distribution to the extent such distribution is not included in gross income, (4) any hardship distribution described in Code section 401(k)(2)(B)(i)(IV) and (5) any other distribution that does qualify as an eligible rollover distribution. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. Effective January 1, 2007, the nontaxable portion of an Eligible Rollover Distribution may be rolled over tax-free to another qualified plan or 403(b) annuity, but only if the rollover is made in a direct trustee-to-trustee transfer; and the recipient plan or 403(b) annuity provides for separate accounting of the amount transferred and earnings on such amounts.
(5) Effective January 1, 2010, any distribution of benefits to the Beneficiary of a deceased Participant who is not the surviving Spouse of the Participant may be transferred in a rollover to an individual retirement account or annuity under sections 408(a) and (b) of the Code established for the purpose of receiving such distribution and which will be treated as an inherited Individual Retirement Account (IRA) pursuant to the provisions of section 402(c)(11) of the Code, if such distribution otherwise meets the requirements of an eligible rollover distribution as set forth above. Such direct rollover of a distribution by a non-Spouse Beneficiary shall be treated as an eligible rollover distribution only for purposes of section 402(c) of the Code.
(6) Effective January 1, 2008, a “qualified rollover contribution” as described in section 408A(e)of the Code may be made from the Plan to a Roth IRA in a direct rollover subject to the rules and provisions set forth in section 408A(e) of the Code and any regulations issued thereunder.”

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6. Effective January 1, 2009, Section 10.10(c) of the Plan is hereby deleted in its entirety.
7. In all respects not amended, the Plan is hereby ratified and affirmed.
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IN WITNESS WHEREOF, and as evidence of this Amendment 2009-3 to the UGI Utilities, Inc. Savings Plan, UGI Utilities, Inc. has caused the same to be executed by its duly authorized representative this 29th day of December, 2009.

ATTEST:	UGI UTILITIES, INC.

/s/ Denise M. Bassett	By:	/s/ J. Budd

Title: VP Human Resources — Utilities

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